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As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207931

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion
Preliminary Prospectus dated June 21, 2017

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 9, 2016)

US$

Westpac Banking Corporation
(ABN 33 007 457 141)
US$                              % Notes due June     ,

US$                    Floating Rate Notes due June     ,

           We are offering US$                       aggregate principal amount of our           % notes due June     ,        , which we refer to as the as the fixed rate notes, and US$                    aggregate principal amount of our floating rate notes due June     ,        , which we refer to as the floating rate notes, and, together with the fixed rate notes, as the notes. We will pay interest on the fixed rate notes at a rate of         % per year semi-annually in arrears on June     and December     of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on December     ,        . We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. Dollar three-month LIBOR rate plus         % quarterly in arrears on March     , June     , September     and December     of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, beginning on September    ,        . The fixed rate notes and the floating rate notes will mature on June     ,         . We may redeem all, but not less than all, of the fixed rate notes and/or the floating rate notes if specified events occur involving Australian taxation, as described under "Description of the Debt Securities—Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons" in the accompanying prospectus.

           The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see "Description of the Debt Securities—Description of the Senior Debt Securities—Ranking" in the accompanying prospectus. Each of the fixed rate notes and the floating rate notes will constitute a separate series of Senior Debt Securities described in the accompanying prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

           Investing in the notes involves risks. To read about certain factors you should consider before investing in the notes, see "Forward-Looking Statements" on page S-iv and "Risk Factors" beginning on page S-7 of this prospectus supplement, and the risk factors set forth in our U.S. Interim Financial Results Announcement for the half-year ended March 31, 2017 furnished to the Securities and Exchange Commission on Form 6-K dated May 9, 2017, which we refer to as the 2017 U.S. Interim Financial Results Announcement and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

           The notes are not protected accounts or deposit liabilities of Westpac Banking Corporation for the purpose of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States of America, the Federal Deposit Insurance Corporation or any other governmental agency of the United States or (3) the government or any governmental agency of any other jurisdiction.

Per Fixed Rate Note	Total for Fixed Rate Notes	Per Floating Rate Note	Total for Floating Rate Notes
Public Offering Price(1)%	US$	%	US$
Underwriting Discount(2)%	US$	%	US$
Proceeds to Westpac (before expenses)%	US$	%	US$

(1)
Plus accrued interest from June     , 2017 if settlement occurs after that date.
(2)
The underwriters have agreed to reimburse us for certain of our expenses relating to this offering. See "Underwriting" on page S-22 for further information.

           The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

           The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about June     , 2017.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

June     , 2017

S-i

        You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the Securities and Exchange Commission, which we refer to as the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the SEC and the documents incorporated by reference herein and therein is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales of the notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in member states of the European Economic Area. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the European Economic Area which has implemented the Prospectus Directive (each of which we refer to as a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Westpac or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of the notes in circumstances in which an obligation arises for Westpac or the underwriters to publish a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended, which we refer to as the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the Financial Promotion Order), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to in this paragraph as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

S-ii

 PRESENTATION OF INFORMATION

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus which gives more general information about our Debt Securities, including the Senior Debt Securities, some of which may not apply to this offering.

        If the information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus on or prior to the date hereof, you should rely on the information contained in this prospectus supplement.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the "Group," "we," "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation (ABN 33 007 457 141).

        We publish our consolidated financial statements in Australian dollars. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "dollars", "$", or "A$" are to Australian dollars, references to "US$", "USD" or "U.S. dollars" are to United States dollars and references to "NZ$", "NZD" or "NZ dollars" are to New Zealand dollars.

        Certain amounts that appear in this prospectus supplement may not sum due to rounding.

S-iii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. Words such as "will", "may", "expect", "intend", "seek", "would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words are used to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those expected, depending on the outcome of various factors, including, but not limited to, those set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2016, which we refer to as our 2016 Form 20-F, as applicable, and the 2017 U.S. Interim Financial Results Announcement and the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. These factors include:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  regulatory investigations, litigation, fines, penalties, restrictions or other regulator imposed conditions;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  the conduct, behavior or practices of us or our staff;

  •
  changes to our credit ratings or the methodology used by credit rating agencies;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we or our customers or counterparties conduct their operations and our ability to maintain or to increase market share and control expenses;

  •
  the effects of competition in the geographic and business areas in which we conduct our operations;

  •
  information security breaches, including cyberattacks;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including our internal processes, systems and employees;

  •
  the incidence or severity of our insured events;

S-iv

  •
  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  internal and external events which may adversely impact our reputation;

  •
  changes to the value of our intangible assets;

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  our ability to incur additional indebtedness and the limitations contained in the agreements governing such indebtedness;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion and integration of new businesses; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement, whether as a result of new information, future events or otherwise.

S-v

SUMMARY

        This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the notes.

Westpac Banking Corporation

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at March 31, 2017, we had total assets of A$840 billion. Our market capitalization as of June 13, 2017 was approximately A$103 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving over 13 million customers.

  •
  Consumer Bank, which we refer to as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which we refer to as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB works in an integrated way with BT Financial Group (Australia), which we refer to as BTFG, and Westpac Institutional Bank, which we refer to as WIB, in the sales and service of select financial services and products, including in wealth and foreign exchange.

  •
  Business Bank, which we refer to as BB, is responsible for sales and service to micro, small-to-medium enterprise and commercial business customers for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

  •
  BTFG is the Australian wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management (including Ascalon, which is a boutique incubator of emerging fund managers) and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

  •
  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital and alternative investment solutions. Customers are supported throughout Australia as well as branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also has its own infrastructure, including technology, operations and treasury.

  •
  Group Businesses include:

  •
  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand), within set risk limits;

  •
  Group Technology, which comprises functions responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

  •
  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal and human resources.

 The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus supplement and "Description of the Debt Securities—Description of the Senior Debt Securities" in the accompanying prospectus.

Issuer	Westpac Banking Corporation.
Notes Offered	US$ aggregate principal amount of the fixed rate notes due June , .
US$ aggregate principal amount of the floating rate notes due June , .
Maturity Date	The fixed rate notes and the floating rate notes will mature on June , .
Interest Rate	We will pay interest on the fixed rate notes at a rate of % per year. We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. dollar three-month LIBOR rate plus %.
Interest Payment Dates
Interest on the fixed rate notes will be payable semi-annually in arrears on June and December of each year, subject in each case to the applicable business day convention set forth below, beginning on December , 2017. Interest on the floating rate notes will be payable quarterly in arrears on March , June , September and December of each year, subject in each case to the applicable business day convention set forth below, beginning on September , 2017. Any payment of principal or interest with respect to the fixed rate notes required to be made on an interest payment date that is not a business day in New York, London and Sydney will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day. If any floating rate interest payment date (as defined herein) would fall on a day that is not a business day in New York, London and Sydney, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes.

Ranking	The notes will be our direct, unconditional, unsubordinated and unsecured obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations from time to time outstanding. For a description of debts preferred by law, see "Description of the Debt Securities—Description of the Senior Debt Securities—Ranking" in the accompanying prospectus. The notes will rank senior to our subordinated obligations, including any Subordinated Debt Securities described in the accompanying prospectus.
Redemption for Taxation Reasons
Subject to certain limitations, the senior indenture (as defined herein) provides that we will have the right to redeem the fixed rate notes and/or the floating rate notes, in each case in whole, but not in part, as described in the accompanying prospectus under the heading "Description of the Debt Securities—Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons", with respect to the notes.

If we redeem the fixed rate notes or the floating rate notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the principal amount of such note plus accrued and unpaid interest on such note to but excluding the date of redemption.
Use of Proceeds
We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$ . We intend to use the net proceeds for general corporate purposes.
Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.
Form of Note	Notes, in global form, which we refer to as global notes, will be held in the name of The Depository Trust Company, which we refer to as the Depositary or DTC, or its nominee.
Trustee	The Bank of New York Mellon, which we refer to as the trustee.

 Summary Financial Information

        The following table sets forth summary consolidated financial information as of, and for the financial years ended, September 30, 2016, 2015, 2014, 2013 and 2012, and as of, and for the half-years ended, March 31, 2017 and 2016. We have derived the summary financial information from our audited consolidated financial statements and related notes as of, and for the financial years ended, September 30, 2016, 2015, 2014, 2013 and 2012, and our unaudited interim consolidated financial statements and related notes as of, and for the half-years ended, March 31, 2017 and 2016, which have been prepared in accordance with Australian Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.

        You should read this information together with the operating and financial review set forth in "Section 2" of our 2016 Form 20-F and our audited consolidated financial statements and the accompanying notes included in our 2016 Form 20-F and the operating and financial review set forth in "Section 2" and "Section 3" of our 2017 U.S. Interim Financial Results Announcement and our unaudited consolidated financial statements and the accompanying notes included in our 2017 U.S. Interim Financial Results Announcement, each of which is incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

	As of and for the half-year ended March 31,			As of and for the financial year ended September 30,
	2017(1)	2017	2016	2016(1)	2016	2015(2)	2014(2)	2013(2)	2012(2)
	(in US$ millions)	(in A$ millions)		(in US$ millions)	(in A$ millions)
	(Unaudited)
Income statement(3)
Net interest income	5,815	7,613	7,477	11,570	15,148	14,267	13,542	12,821	12,502
Non-interest income	2,410	3,156	2,996	4,458	5,837	7,375	6,395	5,774	5,481

Net operating income before operating expenses and impairment charges	8,225	10,769	10,473	16,028	20,985	21,642	19,937	18,595	17,983
Operating expenses	(3,538)	(4,633)	(4,568)	(7,040)	(9,217)	(9,473)	(8,547)	(7,976)	(7,957)
Impairment charges	(377)	(493)	(667)	(859)	(1,124)	(753)	(650)	(847)	(1,212)

Profit before income tax	4,310	5,643	5,238	8,129	10,644	11,416	10,740	9,772	8,814
Income tax expense	(1,322)	(1,731)	(1,528)	(2,432)	(3,184)	(3,348)	(3,115)	(2,947)	(2,812)
Profit attributable to non-controlling interests	(4)	(5)	(9)	(11)	(15)	(56)	(64)	(74)	(66)

Net profit attributable to owners of Westpac Banking Corporation	2,984	3,907	3,701	5,686	7,445	8,012	7,561	6,751	5,936

Balance sheet(3)
Loans	509,413	666,946	640,687	505,579	661,926	623,316	580,343	536,164	514,445
Other assets	132,174	173,047	191,073	135,403	177,276	188,840	190,499	164,933	164,167

Total assets	641,587	839,993	831,760	640,982	839,202	812,156	770,842	701,097	678,612

Deposits and other borrowings	399,095	522,513	494,246	391,884	513,071	475,328	460,822	424,482	394,991
Debt issues	127,788	167,306	165,065	129,771	169,902	171,054	152,251	144,133	147,847
Loan capital	13,066	17,106	13,017	12,072	15,805	13,840	10,858	9,330	9,537
Other liabilities	56,290	73,696	101,451	62,817	82,243	98,019	97,574	75,615	79,972

Total liabilities	596,239	780,621	773,779	596,544	781,021	758,241	721,505	653,560	632,347

Total shareholders' equity and non-controlling interests	45,348	59,372	57,981	44,438	58,181	53,915	49,337	47,537	46,265

	As of and for the half-year ended March 31,		As of and for the financial year ended September 30,
	2017	2016	2016	2015	2014	2013	2012
	(Unaudited)
Key Financial Ratios
Business Performance
Operating expenses to operating income ratio (%)	43.0	43.6	43.9	43.8	42.9	42.9	44.2
Net interest margin (%)	2.05	2.09	2.10	2.09	2.09	2.14	2.16
Capital adequacy
APRA Basel III:
Common equity Tier 1 (%)(4)	10.0	10.5	9.5	9.5	9.0	9.1	8.2
Tier 1 ratio (%)(5)	11.7	12.1	11.2	11.4	10.6	10.7	10.3
Total capital ratio (%)(5)	14.0	14.0	13.1	13.3	12.3	12.3	11.7
Credit Quality
Total provisions for impairment on loans and credit commitments to total loans (basis points)	52	57	54	53	60	73	82
Other information
Full-time equivalent employees (number at financial year end)(6)	31,994	32,021	32,190	32,620	33,586	33,045	33,418

	For the half-year ended March 31, 2017	For the financial year ended September 30,
		2016	2015	2014	2013	2012
	(Unaudited)
Ratio of earnings to fixed charges	1.71	1.63	1.62	1.57	1.48	1.36

(1)
Solely for the convenience of the reader, we have translated the amounts in this column from Australian dollars into U.S. dollars using the noon buying rate in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York as of March 31, 2017 of A$1.00 to US$0.7638. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate or as of that or any other date.

(2)
Where accounting classifications have changed or where changes in accounting policies are adopted retrospectively, comparatives have been revised and may differ from results previously reported.

(3)
The above income statement extracts for the half-years ended March 31, 2017 and 2016 and balance sheet extracts as of March 31, 2017 and 2016 are derived from the unaudited consolidated financial statements included in the 2017 U.S. Interim Financial Results Announcement. The above income statement extracts for the financial years ended September 30, 2016, 2015 and 2014 and balance sheet extracts as of September 30, 2016 and 2015 are derived from the consolidated financial statements included in the 2016 Form 20-F. The above income statement extracts for the financial years ended September 30, 2013 and 2012 and balance sheet extracts as of September 30, 2014, 2013 and 2012 are derived from consolidated financial statements previously published.

(4)
Basel III was not effective in Australia until January 1, 2013. The 2012 ratio has been presented on a proforma Basel III basis. For further information, refer to "Capital resources" and Note 33 to our audited consolidated financial statements in the 2016 Form 20-F.

(5)
Basel III was not effective in Australia until January 1, 2013. The 2012 ratio has been presented on a Basel II basis. For further information, refer to "Capital resources" and Note 33 to our audited consolidated financial statements in the 2016 Form 20-F.

(6)
Full-time equivalent employees includes full-time and pro-rata part-time staff. It excludes staff on unpaid absences (e.g. unpaid maternity leave), overtime, temporary and contract staff.

RISK FACTORS

        Investors should carefully consider the risks described below and in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in the 2017 U.S. Interim Financial Results Announcement, before making an investment decision. The risks and uncertainties described below and in such other information are not the only ones facing us or you, as holders of the notes. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may become important factors that affect us or you, as holders of the notes.

Because the senior indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the notes you hold may be affected by the amount and terms of our future debt

        Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any additional Senior Debt Securities that we may issue. The senior indenture does not contain any limitation on the amount of indebtedness that we may issue in the future. As we issue additional Senior Debt Securities under the senior indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.

The fixed rate notes and the floating rate notes will each constitute a separate series of Senior Debt Securities under the senior indenture

        Each time we issue Senior Debt Securities under the senior indenture, the Senior Debt Securities that we issue will constitute a separate series of Senior Debt Securities for purposes of the senior indenture (unless it is specifically provided that the Senior Debt Securities so issued will constitute a reopening of an outstanding series of Senior Debt Securities). This may result in adverse consequences to holders of the notes if an event of default were to occur with respect to the Senior Debt Securities of a particular series but not with respect to the fixed rate notes or the floating rate notes. If this were to occur, holders of Senior Debt Securities of the series in respect of which such event of default shall have occurred may be entitled to accelerate the Senior Debt Securities of such series while holders of the fixed rate notes or the floating rate notes, in the absence of any event of default, would not be entitled to accelerate the fixed rate notes or the floating rate notes, as applicable, or pursue any other remedy. As a result, holders of Senior Debt Securities that have been accelerated may be entitled to payment in full in respect of their claims while holders of other series of Senior Debt Securities, including the fixed rate notes or the floating rate notes, that have not been accelerated will not be entitled to any such payment until an event of default shall have occurred with respect to the Senior Debt Securities of such series.

The terms of the senior indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes

        The senior indenture governing the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

  •
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

  •
  restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

        As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the senior indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Westpac has substantial liabilities which would have a higher priority in the event of its insolvency

        The notes are not protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act. They are unsecured obligations of Westpac, and in the event of the winding-up of Westpac, they would rank at least equally with other unsecured obligations of Westpac (except such obligations as receive priority under the Australian Banking Act or otherwise are preferred by law) and ahead of subordinated debt and obligations to shareholders (in their capacity as such). Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac's liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes).

        The liabilities which have priority, by virtue of section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the notes will be substantial, as such liabilities include (but are not limited to) liabilities owed to the Australian Prudential Regulation Authority, which we refer to as APRA, in respect of amounts payable by APRA to holders of protected accounts (as defined below) kept with Westpac in connection with the financial claims scheme established under the Australian Banking Act, which we refer to as the FCS, costs of APRA in exercising its powers and performing its functions relating to Westpac in connection with the FCS, liabilities in Australia in relation to protected accounts kept with Westpac, debts due to the Reserve Bank of Australia, which we refer to as the RBA, and liabilities under certified industry support contracts. Section 13A(3) applies in a winding-up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment. A "protected account" is either (a) an account where the "authorised deposit-taking institution" is required to pay the account-holder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and these assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds. The assets which are subject to such prior claims may also be substantial. In addition, future changes to applicable law may extend the debts required to be preferred by law or the assets to be excluded.

        In addition, under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac, and Section 86 of the Reserve Bank Act 1959 of Australia provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac.

        Therefore, in the event of Westpac's insolvency, there is no assurance that Westpac will have sufficient assets to repay the notes in full or at all. See "Description of the Debt Securities—Description of the Senior Debt Securities—Ranking" in the accompanying prospectus.

The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes

        The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes. In particular, under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

        The Australian Banking Act provides that any other party to a contract to which Westpac is a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that Westpac is subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or an "ADI statutory manager" is in control of Westpac's business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up of Westpac, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

Insolvency and similar proceedings are likely to be governed by Australian Law

        In the event that Westpac becomes insolvent, insolvency proceedings are likely to be governed by Australian law. Australian insolvency laws are different from the insolvency laws of certain other jurisdictions, including the United States. In particular, the voluntary administration procedure under the Australian Corporations Act, which provides for the potential re-organization of an insolvent company, is different from Chapter 11 under the U.S. Bankruptcy Code and may differ from similar provisions under the insolvency laws of other non-Australian jurisdictions.

        In addition, to the extent that the holders of the notes are entitled to any recovery with respect to the notes in any bankruptcy or certain other events in bankruptcy, insolvency, dissolution or reorganization relating to Westpac, those holders might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Australian dollars.

Changes in inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined may adversely affect the value of the floating rate notes

        Beginning in 2008, concerns have been raised that some of the member banks surveyed by the British Bankers' Association, which we refer to as the BBA, in connection with the calculation of daily LIBOR rates may have been under-reporting the inter-bank lending rate applicable to them in order to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may result from reporting higher inter-bank lending rates or to increase the value of trading positions. On December 19, 2012, US, UK and Swiss governmental authorities announced a US$1.5 billion settlement with UBS AG for its involvement in misreporting LIBOR and other rates. In connection with this settlement, UBS's Japanese subsidiary pleaded guilty to fraud and the US Department of Justice charged two former UBS traders with criminal conspiracy. In June 2012, Barclays Bank was fined US$451 million by US and UK governmental authorities for its involvement in misreporting LIBOR. Inquiries remain ongoing, including investigations by regulators and governmental authorities in various jurisdictions. Such under-reporting may have resulted in the LIBOR rate being artificially low. If any such under-reporting still exists and some or all of the member banks discontinue such practice, there may be a resulting sudden or prolonged upward movement in LIBOR rates.

        In addition, the final report of the Wheatley Review of LIBOR, published in September 2012, set forth recommendations relating to the setting and administration of LIBOR, and in March 2013, the Financial Services Authority, which we refer to as the FSA, finalized new rules that bring regulatory oversight of LIBOR under the scope of the UK government. Effective April 1, 2013, the FSA was replaced by the Financial Conduct Authority, which we refer to as the FCA, and Prudential Regulation

Authority, with the Bank of England having overall responsibility for financial stability and LIBOR benchmarks falling under the scope of the FCA. Among the new rules, administrators and banks must appoint an individual, approved by the FCA, to oversee compliance and banks will be required to have in place clear conflicts of interest policies and appropriate systems and controls. At the present time it is uncertain what further changes, if any, may be made by the UK government or other governmental or regulatory authorities in the method for determining LIBOR or whether these changes would cause any decrease or increase in LIBOR rates. Proposed changes include a reduction in the number of currencies and tenors for which LIBOR is calculated, and changes in how LIBOR is calculated by basing submissions on actual transactions data.

        On February 1, 2014, the administration of LIBOR was transferred from the BBA to ICE Benchmark Administration Limited, which we refer to as IBA, a subsidiary of Intercontinental Exchange Group, and BBA LIBOR is now known by the name ICE LIBOR. IBA, as the new administrator of LIBOR, may make changes in methodology that could change the level of LIBOR, which in turn may adversely affect the value of the floating rate notes. On October 20, 2014, IBA published a "Position Paper" proposing a unified, transaction-based prescriptive methodology for the calculation of LIBOR, using pre-defined parameters. IBA is also proposing alternative calculation methodologies in order to ensure the LIBOR rate is always available, even in times of market stress when there are insufficient transactions to produce reliable submissions. On July 31, 2015, IBA published a "Second Position Paper" providing further details on the proposed methodology updates for calculating LIBOR and outlining a timetable for the reforms. IBA may also alter, discontinue or suspend calculation or dissemination of LIBOR. IBA may take any actions in respect of LIBOR without regard to the interests of any investor in the floating rate notes, and any of these actions could have an adverse effect on the value of the floating rate notes.

        Any changes in the method pursuant to which the LIBOR rates are determined, or the development of a widespread market view that LIBOR rates have been or are being manipulated by members of the bank panel, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the floating rate notes may be adversely affected.

There is no existing public market for the notes, a market may not develop and you may have to hold your notes to maturity

        Each of the fixed rate notes and the floating rate notes is a new issue of securities and there is no existing trading market for these series of notes. We have been advised by the underwriters that the underwriters intend to make a secondary market for each of these series of notes. However, they are not obligated to do so and may discontinue making a secondary market for any or all of these series of notes at any time without notice. If a trading market for any series of notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

USE OF PROCEEDS

        We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$                  . We intend to use the net proceeds for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges (unaudited) for the periods indicated. The ratio is calculated based on earnings and charges determined in accordance with Australian Accounting Standards.

	For the half- year ended March 31, 2017	For the financial year ended September 30,
		2016		2015	2014	2013	2012
	(unaudited, in A$ millions unless otherwise indicated)
Profit before income tax	5,643	A$	10,644	11,416	10,740	9,772	8,814
Add fixed charges	7,888		16,881	18,223	18,894	20,376	24,549
Less minority interest in subsidiaries that have not incurred fixed charges	(5)		(15)	(56)	(64)	(74)	(66)

Earnings before tax and fixed charges	13,526	A$	27,510	29,583	29,570	30,074	33,297

Interest expense	7,780	A$	16,674	18,028	18,706	20,188	24,371
Portion of rent estimated to represent interest expense	108		207	195	188	188	178

Fixed charges	7,888	A$	16,881	18,223	18,894	20,376	24,549

Ratio of earnings to fixed charges	1.71		1.63	1.62	1.57	1.48	1.36

 CAPITALIZATION

        We set forth below our cash and cash equivalents and our capitalization as of March 31, 2017 and as adjusted to give effect to the issuance of the notes and the repayment and issuance of other securities subsequent to March 31, 2017 and on or prior to May 31, 2017. This information should be read in conjunction with our consolidated financial statements, including the notes thereto, and other financial information pertaining to us incorporated herein by reference.

	As of March 31, 2017
	Actual	As adjusted
	(unaudited, in A$ millions)
Cash and balances with central banks	15,912	15,912

Debt issues	167,306	171,395	(1)

Notes offered hereby	—		(2)

Loan capital	17,106	17,106

Shareholders' equity and non-controlling interests
Share capital	33,264	33,264
Reserves	845	845
Retained profits	25,206	25,206
Non-controlling interests	57	57

Total shareholders' equity and non-controlling interests	59,372	59,372

Total capitalization	243,784

(1)
The net adjustment of A$4,089 million reflects the repayment of maturing debt issues and the issuance of new debt issues subsequent to March 31, 2017 and on or before May 31, 2017. Debt issues issued in a currency other than Australian dollars have been converted into Australian dollars using the closing spot rate on May 31, 2017.

(2)
We have translated the aggregate principal amount of the notes from U.S. dollars into Australian dollars using the noon buying rate in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York as of May 31, 2017 of A$1.00 to US$0.7437. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

DESCRIPTION OF THE NOTES

        The following description is a summary of certain terms of the notes. This summary supplements the description of the Senior Debt Securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions of certain terms of the notes and the senior indenture do not purport to be complete, and reference is hereby made to the senior indenture, as amended and supplemented by the first supplemental indenture, the fifth supplemental indenture and the seventeenth supplemental indenture, each of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and as further supplemented by the twentieth supplemental indenture relating to the notes, which will be filed as an exhibit to a Report on Form 6-K, and the Trust Indenture Act of 1939, as amended. You may also request copies of the indenture and the first, fifth, seventeenth and twentieth supplemental indentures from us at our address set forth under "Where You Can Find More Information." References to "we," "us" and "our" in this description of the notes refer only to Westpac Banking Corporation and not to any of its subsidiaries.

General

        We will issue the notes under the senior indenture, dated July 1, 1999, between us and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee, as amended and supplemented by the first supplemental indenture, dated August 27, 2009, between us and the trustee, the fifth supplemental indenture, dated August 14, 2012, between us and the trustee, and the seventeenth supplemental indenture, dated November 9, 2016, between us and the trustee, which we refer to collectively as the base indenture, as further supplemented by the twentieth supplemental indenture, to be dated the date of issuance of the notes, between us and the trustee. We refer to the base indenture, as further supplemented by the twentieth supplemental indenture, collectively as the senior indenture.

        We will initially issue US$                    aggregate principal amount of the fixed rate notes and US$                    aggregate principal amount of the floating rate notes. The notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional fixed rate notes or floating rate notes having the same terms and conditions as the fixed rate notes or the floating rate notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first date from which interest accrues and the first date of payment of interest thereon. Additional fixed rate notes or floating rate notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding fixed rate notes or floating rate notes, as the case may be, unless such additional fixed rate notes or floating rate notes will not be treated as fungible with the fixed rate notes or the floating rate notes, as the case may be, being offered hereby for US federal income tax purposes. The notes offered hereby and any additional notes of the same series would rank equally and ratably.

        The notes will be our direct, unconditional and unsecured senior obligations and will rank, except for certain debts required to be preferred by law, equally with all of our other unsecured and unsubordinated obligations. The notes will rank senior to our subordinated obligations, including any Subordinated Debt Securities. For a description of debts preferred by law, see "Description of the Debt Securities—Description of the Senior Debt Securities—Ranking" in the accompanying prospectus.

        Each of the fixed rate notes and the floating rate notes will constitute a separate series of Senior Debt Securities described in the accompanying prospectus. Except as described in this prospectus supplement, the terms generally applicable to Senior Debt Securities, as described under "Description of the Debt Securities—Description of the Senior Debt Securities" in the accompanying prospectus, will be applicable to each of the fixed rate notes and the floating rate notes.

        The notes are not entitled to the benefit of any sinking fund.

        The fixed rate notes and the floating rate notes will mature on June     ,        .

  Fixed Rate Notes

        The fixed rates notes will bear interest at the rate of        % per year from June     , 2017 or from the most recent interest payment date to which interest has been paid or duly provided for. We will pay interest on the fixed rate notes semi-annually in arrears on June     and December     of each year, subject in each case to the business day convention set forth below, beginning on December     , 2017, until the fixed rate notes shall have been paid in full. Interest on a fixed rate note will be paid to the person in whose name that fixed rate note was registered at the close of business on the June     or December     , as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment date that is also the date of maturity of such fixed rate note. The amount of interest on the fixed rate notes payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period. Any payment of principal or interest required to be made on an interest payment date that is not a business day will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day.

        For purposes of the fixed rate notes, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

  Floating Rate Notes

        The floating rate notes will bear interest from June     , 2017 or from the most recent floating rate interest payment date (as defined below) to which interest has been paid or duly provided for. The interest rate per annum for the floating rate notes will be reset quarterly on the first day of each floating rate interest period (as defined below) and will be equal to LIBOR (as defined below) plus        %, as determined by a calculation agent. The Bank of New York Mellon will initially act as calculation agent. The amount of interest for each day the floating rate notes are outstanding, which we refer to as the daily interest amount, will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the floating rate notes then outstanding. The amount of interest to be paid on the floating rate notes for each floating rate interest period will be calculated by adding the daily interest amounts for each day in the floating rate interest period.

        We will pay interest on the floating rate notes quarterly in arrears on each March     , June     , September     and December     (we refer to each such date as a floating rate interest payment date), subject in each case to the business day convention set forth below, beginning on September     , 2017, until the floating rate notes shall have been paid in full. If any floating rate interest payment date would fall on a day that is not a business day, other than the floating rate interest payment date that is also the date of maturity for the floating rate notes, that floating rate interest payment date will be postponed to the following day that is a business day, except if such next business day is in a different month, in which case such floating rate interest payment date will be the immediately preceding day that is a business day. If the date of maturity of the floating rate notes is not a business day, payment of principal and interest on the floating rate notes will be made on the following day that is a business day and no interest will accrue for the period from and after such date of maturity of the floating rate notes. Interest on a floating rate note will be paid to the person in whose name that floating rate note was registered at the close of business on the March     , June     , September     or December     , as the case may be, whether or not a business day, prior to the applicable floating rate interest payment date, except in the case of the floating rate interest payment date that is also the date of maturity of the floating rate notes.

        Except as described below for the first floating rate interest period, on each floating rate interest payment date, we will pay interest for the period commencing on and including the immediately preceding floating rate interest payment date and ending on and including the day preceding the next floating rate interest payment date. We refer to this period as a floating rate interest period. The first floating rate interest period will begin on and include June     , 2017 and will end on and include the day preceding the first floating rate interest payment date.

        "LIBOR," with respect to a floating rate interest period, shall be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London banking day after the determination date (each as defined below) that appears on the designated LIBOR page (as defined below) as of 11:00 a.m., London time, on the determination date. If the designated LIBOR page does not include this rate or is unavailable on the determination date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected and identified by us, to provide that bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in U.S. dollars for a three-month period beginning on the second London banking day after the determination date. If at least two offered quotations are so provided, LIBOR for the floating rate interest period will be the arithmetic mean of all quotations so provided. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected and identified by us, to provide that bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in U.S. dollars to leading European banks for a three-month period beginning on the second London banking day after the determination date. If at least two rates are so provided, LIBOR for the floating rate interest period will be the arithmetic mean of all rates so provided. If fewer than two rates are so provided, then LIBOR for the floating rate interest period will be LIBOR in effect with respect to the immediately preceding floating rate interest period.

        "Designated LIBOR page" means the display on the Reuters 3000 Xtra Service (or any successor service) on the "LIBOR01" page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

        "Determination date" with respect to a floating rate interest period will be the second London banking day preceding the first day of the floating rate interest period.

        "London banking day" is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative amount" means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

        For purposes of the floating rate notes, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

        All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on Westpac and on the holders of the floating rate notes. In no event shall the interest rate on the floating rate notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Additionally, the interest rate on the floating rate notes will in no event be lower than zero. The calculation agent will, upon the request of any holder of the floating rate notes, provide the rate of interest then in effect.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Redemption

        We will not be permitted to redeem the fixed rate notes or the floating rate notes at our option, other than for taxation reasons as described under "Description of the Debt Securities—Description of the Senior Debt Securities—Redemption of Senior Debt Securities—Redemption for Taxation Reasons" in the accompanying prospectus.

Events of default

        The senior indenture provides that, if an event of default in respect of any series of notes shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of such series of notes may declare the principal amount of such series of notes to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of such series of notes shall be immediately due and payable by Westpac.

        The senior indenture defines events of default in respect of each of the fixed rate notes and the floating rate notes as:

  •
  Westpac fails to pay interest or any additional amount on any note of such series when due and payable and such failure continues for a period of 30 days;

  •
  Westpac fails to pay the principal of, or any premium on, any note of such series when due and payable and such failure continues for a period of 15 days;

  •
  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding notes of such series any material covenant or warranty in the senior indenture (other than those listed in the first and second bullets above or any other covenant which has been expressly included in the senior indenture solely for the benefit of any other series of Senior Debt Securities issued under the senior indenture other than the notes of such series) in respect of the notes of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days for relief involving or resulting in the winding-up of Westpac; and

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac.

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the

Australian Banking Act that results in an event of default with respect to the notes or an "ADI statutory manager" is in control of our business, which could prevent the trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up, the trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

Notes issued as global notes

        The notes are expected to be issued in the form of global notes. See "Description of the Debt Securities—Description of the Senior Debt Securities—Global Securities" in the accompanying prospectus.

Defeasance

        The notes are subject to our ability to defease and/or discharge as described under the caption "Description of the Debt Securities—Description of the Senior Debt Securities—Satisfaction and Discharge of the Indenture; Defeasance" in the accompanying prospectus.

Book-Entry System

        All interests in the notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV, which we refer to as Euroclear, and Clearstream Banking S.A., which we refer to as Clearstream. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

        The Depository Trust Company, New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note, which we refer to as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or our agent, disbursement of such payments to Direct

Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear, which we refer to as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which we refer to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.

        Global Clearance and Settlement Procedures.    Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

TAXATION

        For a general discussion of the material US federal income tax and Australian tax considerations relating to the purchase, ownership, and disposition of the notes by certain holders, please refer to "Taxation" in the accompanying prospectus.

 UNDERWRITING

        J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of the fixed rate notes and the floating rate notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
J.P. Morgan Securities LLC	US$	US$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total	US$	US$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price, set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price, less a concession not to exceed         % of the principal amount of the fixed rate notes and         % of the principal amount of the floating rate notes. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the fixed rate notes and          % of the principal amount of the floating rate notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. In connection with this offering of the notes, we will pay an underwriting discount to the underwriters of         % (expressed as a percentage) of the principal amount of the fixed rate notes, and         % (expressed as a percentage) of the principal amount of the floating rate notes.

        In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We estimate that our total expenses, excluding the underwriting discount, for this offering will be US$             . Each of the representatives have agreed to reimburse us for certain of our expenses relating to this offering.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Each of the fixed rate notes and the floating rate notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the fixed rate notes or the floating rate notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the fixed rate notes or the floating rate notes or that an active public market for the fixed rate notes or the floating rate notes will develop. If an active public market for the fixed rate notes or the floating rate notes does not develop, the market price and liquidity of the fixed rate notes or the floating rate notes may be adversely affected.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Westpac. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and affiliates routinely hedge and certain other of those underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Since trades in the secondary market generally settle in three business days, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Offering restrictions

Australia

        Neither this prospectus supplement nor the accompanying prospectus or any disclosure document (as defined in the Australian Corporations Act) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission, which we refer to as ASIC. Each underwriter has represented and agreed that, in connection with the distribution of the notes, it:

            (i)  has not offered for issue or sale, nor invited applications for the issue, sale or purchase of, any notes in Australia (including an offer or invitation which is received by a person in Australia);

           (ii)  will not offer for issue or sale, nor invite applications for the issue or sale of, or to purchase, any notes in Australia (including an offer or invitation which is received by a person in Australia); and

          (iii)  has not distributed or published, and will not distribute or publish, this prospectus supplement or any other offering material or advertisement relating to the notes in Australia;

        unless:

           (x)  (A) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the notes of either series is a minimum amount (disregarding amounts, if any, lent by Westpac or another person offering the notes of such series or an associate (as defined in Division 2 of Part 1.2 of the Australian Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (B) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Parts 6D.2 or 7.9 of the Australian Corporations Act;

           (y)  the offer, invitation or distribution complies with all applicable Australian laws and regulations in relation to the offer, invitation or distribution; and

           (z)  such action does not require any document to be lodged with the ASIC or the Australian Securities Exchange operated by ASX Limited.

European Economic Area

        In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

            (i)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

           (ii)  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Westpac for any such offer; or

          (iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Westpac or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

France

        Each underwriter has represented and agreed that:

            (i)  in connection with its initial distribution of the notes, (A) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France and (B) offers and sales of notes will made in the Republic of France only to qualified investors as defined and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier relating to qualified investors; and

           (ii)  it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or any other offering material relating to the notes other than to investors to whom offers and sales of notes in the Republic of France may be made as described in (i)(B) above.

        In compliance with Article 211-4 of the General regulation of the Autorité des marchés financiers (French stock exchange authority) investors are informed that the notes have not been subject to a prospectus submitted for approval to the Autorité des marchés financiers.

        The persons or entities referred to in Article L.411-2.II.4 of the French Code monétaire et financier may purchase notes solely for their own account under the conditions referred to in Articles D.411-1, D.411-2, D.734-1, D.744-1 and D.754-1 and D.764-1 of the French Code monétaire et financier.

        The notes thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with the conditions referred to in Articles L.411-1, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier.

The Netherlands

        Each underwriter has represented and agreed in respect of the notes that it has not offered and that it will not offer, directly or indirectly, any notes in The Netherlands and that such an offer may not be announced (whether electronically or otherwise), unless the notes are offered exclusively to persons who qualify as professional market parties within the meaning of article 1:1 of the Financial Markets Supervision Act (Wet op het financieel toezicht).

Japan

        Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has agreed not to offer or sell the notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purpose of this paragraph "Japanese Person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Hong Kong

        Each underwriter has represented and agreed that it will not sell or offer to sell the notes to persons in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong and that it will not issue and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

        This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the SFA), pursuant to Section 274 of the SFA, (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to an offer referred to in Section 275 (1A), and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

            (i)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

           (ii)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation and the beneficiaries' rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

           (x)  to an institutional investor, a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

           (y)  where no consideration is or will be given for the transfer;

           (z)  where the transfer is by operation of law;

         (aa)  as specified in Section 276(7) of the SFA; or

         (bb)  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The United Kingdom

        Each underwriter has represented and agreed that:

            (i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Westpac; and

           (ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1905.

        This prospectus supplement is a supplement to the accompanying prospectus contained in a registration statement that we have filed with the SEC relating to the notes to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement, including the accompanying prospectus, and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus supplement and any previously incorporated information.

        We incorporate by reference the documents listed below which were filed with or furnished to the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2016;

  •
  the information contained in Exhibit 1 (2016 Pillar 3 Report) to our report on Form 6-K dated November 8, 2016;

  •
  the information contained in our report on Form 6-K dated November 23, 2016;

  •
  the information contained in our report on Form 6-K dated January 11, 2017;

  •
  the information contained in Exhibit 1 to our report on Form 6-K dated February 21, 2017;

  •
  the information contained in our report on Form 6-K dated March 6, 2017;

  •
  the information contained in our report on Form 6-K dated March 14, 2017 (excluding Exhibit 1);

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated May 9, 2017;

  •
  the information contained in Exhibit 1 (2017 Interim Financial Results) to our report on Form 6-K dated May 9, 2017 (excluding the "Auditor's Independence Declaration" on page 73 and the "Independent auditor's review report to the members of Westpac Banking Corporation" on page 109 of such Exhibit);

  •
  the information set forth in our report on Form 6-K dated May 22, 2017 (excluding Exhibits 1 and 2); and

  •
  the information set forth in our report on Form 6-K dated June 20, 2017 (excluding Exhibit 1).

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the accompanying prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents. Our business, financial condition and results of operations may have changed since that date.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00. Westpac's financial year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2012	1.0388	1.0371	1.0806	0.9453
2013	0.9342	0.9885	1.0579	0.8901
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017(2)	0.7622	0.7519	0.7733	0.7174

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through June 16, 2017.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        King & Wood Mallesons, our Australian counsel, will provide an opinion to the effect that we have duly authorized the issuance of the notes. Additionally, the validity of the notes under New York law will be passed upon for us by our New York counsel, Debevoise & Plimpton LLP, New York, New York. The validity of the notes under New York law will be passed upon for the Underwriters by their United States counsel, Sidley Austin LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus supplement and the accompanying prospectus by reference to the 2016 Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and Chartered Accountants Australia and New Zealand (NSW) Scheme adopted by Chartered Accountants Australia and New Zealand on October 8, 2014 and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme. For matters occurring on or prior to October 7, 2014, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2019 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

  •
  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

  •
  in relation to matters occurring on or prior to October 7, 2013, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty.

        In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

EXPENSES

        The following table sets forth the aggregate expenses, other than the underwriting discount, to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	US$
Printing Expenses		15,000
Trustee's Fees and Expenses		7,500
Accountants' Fees and Expenses		25,000
Legal Fees and Expenses		100,000

Total	US$

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Debt Securities

Ordinary Shares

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of the Debt Securities will be listed on any securities exchange. The Ordinary Shares are currently listed on the Australian Securities Exchange and the New Zealand Exchange, and American Depository Shares representing Ordinary Shares are currently listed on the New York Stock Exchange.

        The Debt Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act 1959 of Australia and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus alone or in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC". If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information".

        No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "Group", "we", "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia's Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

        All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as "will", "may", "expect", "intend", "seek", "would",

"should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors, including, but not limited to, those set forth in our most recently filed Annual Report on Form 20-F for the financial year ended September 30, 2016 and the other documents incorporated by reference in this prospectus. These factors include:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  regulatory investigations, litigation, fines, penalties, restrictions or other regulator imposed conditions;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  changes in investment preferences of businesses and consumers away from bank deposits towards other assets or investment classes;

  •
  changes to our credit ratings or to the methodology used by credit rating agencies;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand, Asia and in other countries and regions in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share and control expenses;

  •
  the effects of competition in the geographic and business areas in which we conduct our operations;

  •
  information security breaches, including cyberattacks;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the conduct, behavior or practices of us or our staff;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including our internal processes, systems and employees;

  •
  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  the incidence or severity of our insured events;

  •
  internal and external events which may adversely impact our reputation;

  •
  changes to the value of our intangible assets;

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion and integration of new businesses;

  •
  our ability to incur additional indebtedness and any limitations contained in the agreements governing such additional indebtedness; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation, and do not intend, to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at September 30, 2016, we had total assets of A$839 billion. Our market capitalization as at November 7, 2016 was approximately A$102 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving over 13 million customers.

  •
  Consumer Bank, which we refer to as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which we refer to as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB works in an integrated way with BT Financial Group (Australia), which we refer to as BTFG, and Westpac Institutional Bank, which we refer to as WIB, in the sales and service of select financial services and products, including in wealth management and foreign exchange.

  •
  Business Bank, which we refer to as BB, is responsible for sales and service to micro, small-to-medium enterprise and commercial business customers for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their lending, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury services. The division is also responsible for certain consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

  •
  BTFG is the wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management (including Ascalon, which is a boutique incubator of emerging fund managers) and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

    BT Investment Management Limited ("BTIM") is 29.5% owned by BTFG (following a partial sale in June 2015) with the business being equity accounted from July 2015. BTFG works in an integrated way with all the Group's Australian divisions in supporting the insurance and wealth needs of customers.

  •
  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital and alternative investment solutions. Customers are supported throughout Australia as well as branches and subsidiaries located in New Zealand, US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (NZ Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also has its own infrastructure, including technology, operations and treasury.

  •
  Group Businesses include:

  •
  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk, within set risk limits;

  •
  Group Technology, which comprises functions responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

  •
  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal and human resources.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF THE DEBT SECURITIES

        The following discussion describes the general terms and conditions applicable to Debt Securities that we may offer. In addition to these general provisions, in connection with an investment in a particular series of Debt Securities, investors should review the description of the provisions and any risk factors applicable to that series of Debt Securities, including those set forth herein and in any applicable prospectus supplement or term sheet.

        We may offer unsecured general obligations, which may be senior debt securities, which we refer to as Senior Debt Securities, or subordinated debt securities, which we refer to as Subordinated Debt Securities. The Senior Debt Securities and the Subordinated Debt Securities are together referred to in this prospectus as the "Debt Securities".

        Unless the context otherwise requires, references to "we", "us", "our" and "Westpac" in this description of the Debt Securities refer only to Westpac Banking Corporation ABN 33 007 457 14 and not to any of its subsidiaries.

Description of the Senior Debt Securities

        The Senior Debt Securities will be issued in one or more series under a Senior Indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee, as supplemented and amended by the First Supplemental Indenture, dated as of August 27, 2009, between us and the trustee, as further supplemented and amended by the Fifth Supplemental Indenture, dated as of August 14, 2012, between us and the trustee and the Seventeenth Supplemental Indenture, dated as of November 9, 2016, between us and the trustee, which we refer to collectively as the senior indenture. The senior indenture provides that there may be more than one trustee, each with respect to one or more series of Senior Debt Securities.

        We have summarized below certain terms of the senior indenture which we believe will be most important to your decision to invest in our Senior Debt Securities. You should keep in mind, however, that it is the senior indenture, and not this summary, which defines your rights as a holder of Senior Debt Securities. There may be other provisions in the senior indenture which are also important to you. You should read the senior indenture for a full description of the terms of the Senior Debt Securities. The senior indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture. References in any parenthetical below to sections or articles are to sections or articles of the senior indenture.

        The following description of the terms of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Senior Debt Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Senior Debt Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of Senior Debt Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.

Ranking

        Senior Debt Securities will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The Senior Debt Securities will rank senior to Westpac's subordinated obligations, including any Subordinated Debt Securities.

        Under Section 13A(3) of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, Section 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Senior Debt Securities:

  •
  first, certain obligations of Westpac to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts (as defined below) in connection with the financial claims scheme, which we refer to as the FCS, established under the Australian Banking Act;

  •
  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS;

  •
  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that account-holders keep with Westpac;

  •
  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

  •
  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13(A) of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The Senior Debt Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

General Terms of the Senior Debt Securities

        Westpac may issue the Senior Debt Securities in one or more series pursuant to an indenture that supplements the senior indenture or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the senior indenture.) The aggregate principal amount of Senior Debt Securities that may be issued under the senior indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of Senior Debt Securities which may include the following:

  •
  title and aggregate principal amount;

  •
  percentage(s) of principal amount at which such series of Senior Debt Securities will be issued and percentage(s) of principal amount payable upon declaration of acceleration of the maturity of such series of Senior Debt Securities;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  place(s) where principal, premium and interest will be payable;

  •
  any redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  any discount or premium with which such series of Senior Debt Securities will be issued;

  •
  whether such series of Senior Debt Securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depository for global securities;

  •
  whether a temporary security is to be issued with respect to such series of Senior Debt Securities and whether any interest payable prior to the issuance of definitive Senior Debt Securities of such series will be credited to the account of the persons entitled to such interest;

  •
  the terms upon which beneficial interests in a temporary global Senior Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Senior Debt Security or for definitive Senior Debt Securities and the terms upon which such exchanges may be made;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of Senior Debt Securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of Senior Debt Securities can select the payment currency;

  •
  securities exchange(s) on which such series of Senior Debt Securities will be listed, if any;

  •
  additions to or changes in the events of default with respect to such series of Senior Debt Securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of Senior Debt Securities to be due and payable; and

  •
  additional terms not inconsistent with the provisions of the senior indenture.

        One or more series of Senior Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of Senior Debt Securities may be variable rate Senior Debt Securities that may be exchanged for fixed rate Senior Debt Securities. Any special US federal income and Australian income tax considerations applicable to any series of Senior Debt Securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.

        Senior Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to:

  •
  the price of one or more commodities, derivatives or securities;

  •
  one or more securities, derivatives or commodities exchange indices or other indices;

  •
  a currency or currencies (including any currency unit or units) other than the currency in which such Senior Debt Securities are issued or other factors; or

  •
  any other variable or the relationship between any variables or combination of variables.

        Holders of such Senior Debt Securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional US federal income and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the Senior Debt Securities will be issued in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the senior indenture.) Subject to the limitations provided in the senior indenture and in the applicable prospectus supplement or term sheet, Senior Debt Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the senior indenture.)

        Westpac may issue Senior Debt Securities of any series in whole or in part in definitive form or in the form of one or more global Senior Debt Securities as described below under "—Global Securities." Westpac may issue Senior Debt Securities of a series at different times. In addition, Westpac may issue Senior Debt Securities within a series with terms different from the terms of other Senior Debt Securities of that series. (Section 3.1(c) of the senior indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase Senior Debt Securities of any series in any manner and at any price. Senior Debt Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Senior Debt Securities for cancellation or may be resold.

Global Securities

        Westpac may issue the Senior Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Senior Debt Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the senior indenture.)

        The specific terms of the depository arrangement with respect to any Senior Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Senior Debt Securities represented by such global security to the accounts of persons that have accounts with such depository. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Senior Debt Securities or by us if such Senior Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by that global security for all purposes under the senior indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Senior Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the senior indenture.

        Payments of principal of, or premium, if any, and interest, if any, on definitive Senior Debt Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Senior Debt Securities. None of Westpac, the trustee, any paying agent, the registrar or any underwriter or agent for the Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the Senior Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Senior Debt Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

        If the depository for a series of Senior Debt Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Senior Debt Securities, determine not to have any Senior Debt Securities of a series represented by one or more global securities, and, in such event, will issue definitive Senior Debt Securities of that series in exchange for the global security or securities representing that series of Senior Debt Securities. If definitive Senior Debt Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Senior Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Senior Debt Securities registered in its name. Definitive Senior Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        The senior indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Senior Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Senior Debt Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Senior Debt Securities without such withholding or deduction. However, as described below, the senior indenture provides that, under certain circumstances, Westpac will not pay additional amounts.

        The senior indenture provides that Westpac will pay no additional amounts in respect of Senior Debt Securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Senior Debt Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Senior Debt Securities, or receiving payments under such Senior Debt Securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment in Australia, unless the holder was required to present such Senior Debt Securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Senior Debt Securities presented such Senior Debt Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Senior Debt Securities for payment on any day during that 30 day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

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  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

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  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Senior Debt Securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Senior Debt Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the Senior Debt Securities being an associate of Westpac for purposes of section 128F of the Income Tax Assessment Act 1936 of Australia, which we refer to as the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Australian Corporations Act);

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  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Senior Debt Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

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  any tax, duty, assessment or other governmental charge arising under or in connection with Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto, which we refer to as FATCA; or

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  any combination of the foregoing.

        In addition, the senior indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Senior Debt Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Senior Debt Securities. (Section 9.8 of the senior indenture.)

        If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, such entity will pay additional amounts on the same basis as described above, except that references to "Australia" (other than in the exception applicable in the event the holder or beneficial owner of the Senior Debt Securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes). (Section 7.1 of the senior indenture.)

        Westpac, and any other person to or through which any payment with respect to the Senior Debt Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Senior Debt Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Senior Debt Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

Redemption of Senior Debt Securities

  General

        If the Senior Debt Securities of a series provide for redemption at Westpac's election, unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons", such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Senior Debt Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of Senior Debt Securities of such series to their last addresses as they appear on the register of the Senior Debt Securities of such series. (Sections 1.6, 10.3 and 10.4 of the senior indenture.)

  Redemption for Taxation Reasons

        The senior indenture provides that Westpac may, at its option, redeem all, but not less than all, of any series of Senior Debt Securities if:

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  there is a change in or any amendment to the laws or regulations: (i) of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

  •
  there is a change in any application or interpretation of any such laws or regulations,

which change or amendment becomes effective,

  •
  with respect to taxes imposed by Australia or any political subdivision or taxing authority thereof or therein, on or after the date Westpac originally issued the Senior Debt Securities to be redeemed, or

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  in the event of a merger or consolidation of Westpac with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer of all or substantially all its assets to such entity and such entity assumes the obligations of Westpac under the senior indenture and the Senior Debt Securities, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) Westpac (or such entity) is or will become obligated to pay any additional amounts as may be necessary so that the net amount received by a holder of Senior Debt Securities, after withholding or deducting any tax, duty, assessment or other governmental charge, will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction (provided that Westpac provides to the trustee an opinion of independent legal advisors of recognized standing to the effect that Westpac is or will become obligated to pay such additional amounts on such Senior Debt Securities as a result of such change or amendment) or (2) Westpac (or such entity) would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or such additional amounts or (B) any original issue discount on such Senior Debt Securities.

        Before Westpac (or such entity) redeems any Senior Debt Securities for taxation reasons, it must give the holders of those Senior Debt Securities at least 30 days' written notice and not more than 60 days' written notice of its intention to redeem those Senior Debt Securities, provided that if the earliest date on which (i) Westpac (or such entity) will be obligated to pay any additional amounts necessary so that the net amount received by the holder of the Senior Debt Securities, after the withholding or deduction of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein (unless such withholding or deduction is required by law), will equal the amount that such holder would have received in respect of the Senior Debt Securities without such withholding or deduction, or (ii) Westpac would not be entitled to claim a deduction in respect of any payments of interest or such additional amounts on or any original issue discount in respect of Senior Debt Securities in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, Westpac may give less than 30 days' written notice but in no case less than 15 days' written notice, provided it gives such notice as soon as practicable in all the circumstances.

        If Westpac (or such entity) redeems Senior Debt Securities for taxation reasons, the redemption price for Senior Debt Securities to be redeemed shall equal 100% of the principal amount of the Senior Debt Securities to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if the Senior Debt Securities to be redeemed are outstanding original issue discount securities, such Senior Debt Securities shall be redeemed at the redemption price calculated in accordance with the terms thereof (Section 10.8 of the senior indenture).

Events of Default

        The senior indenture provides that, if an event of default in respect of any series of Senior Debt Securities shall have occurred and be continuing, either the trustee or the holders of not less than 33 1/3% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or a portion thereof in the case of certain Senior Debt Securities issued with original issue discount) of all the Senior Debt Securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the Senior Debt Securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)

        The senior indenture defines events of default in respect of any series of Senior Debt Securities as:

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  Westpac fails to pay interest or any additional amount on any Senior Debt Security of such series when due and payable and such failure continues for a period of 30 days;

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  Westpac fails to pay the principal of, or any premium on, any Senior Debt Security of such series when due and payable and such failure continues for a period of 15 days;

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  Westpac fails to perform for a period of 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 33 1/3% in principal amount of the outstanding Senior Debt Securities of such series any material covenant or warranty in such indenture (other than those listed in the first and second bullets above, the last bullet below or any other covenant which has been expressly included in the senior indenture solely for the benefit of any series of Senior Debt Securities other than that series) in respect of the Senior Debt Securities of such series;

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  Westpac commences a voluntary case or proceeding under any applicable law involving any winding-up of Westpac;

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  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or to the commencement of any such case or proceeding against Westpac;

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  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

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  the entry of a decree or order by a court of competent jurisdiction, which is not successfully appealed within 60 days, for relief involving or resulting in the winding-up of Westpac;

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  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac; and

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  any other event of default provided for in the senior indenture with respect to the Senior Debt Securities of such series. (Section 5.1 of the senior indenture.)

        No event of default in respect of the Senior Debt Securities shall occur (other than on account of a decree or order for the Winding-Up of Westpac), solely on account of any failure by Westpac to perform or observe any of its obligations in relation to, the suspension of any payments on or the taking of any proceeding in respect of, any share, Subordinated Debt Security or other security or instrument constituting Tier 1 Capital or Tier 2 Capital (each as defined in "—Description of the Subordinated Debt Securities—Additional Provisions Applicable to Subordinated Debt Securities—Definitions").

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the Senior Debt Securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

        The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the trustee and a holder of the Senior Debt Securities) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the Senior Debt Securities or an "ADI statutory manager" is in control of our business, which could prevent the trustee or holders of the Senior Debt Securities from accelerating repayment of the Senior Debt Securities or obtaining or enforcing a judgment for repayment of the Senior Debt Securities following acceleration. However, in the event of a winding-up, the trustee and the holders of the Senior Debt Securities would be entitled to accelerate repayment of the Senior Debt Securities (and exercise any other available remedy).

Other Provisions

        The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 6.5 of the senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Senior Debt Securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the Senior Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an event of default as defined in the senior indenture, with respect to Senior Debt Securities of such series.

        The senior indenture provides that the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the Senior Debt Securities of that series. (Section 5.8 of the senior indenture.)

        The senior indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the senior indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of the senior indenture.)

        The senior indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the senior indenture. (Section 9.7 of the senior indenture.)

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of a series may by providing written notice to the trustee, on behalf of the holders of all Senior Debt Securities of that series, waive any past default or event of default, or compliance with certain provisions of the senior indenture, except for defaults or events of default in the payment of the principal of, or premium, if any, or interest on any of the Senior Debt Securities of that series or compliance with certain covenants. (Section 5.7 of the senior indenture.)

Modification of the Indenture

        The senior indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Senior Debt Securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

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  add to Westpac's covenants for the benefit of the holders of Senior Debt Securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add additional events of default;

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  add to or change any provisions of the senior indenture to such extent as necessary to facilitate the issuance of Senior Debt Securities in global form;

  •
  change or eliminate any provision of the senior indenture affecting only Senior Debt Securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  secure the Senior Debt Securities;

  •
  establish the form or terms of Senior Debt Securities;

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  provide for delivery of such supplemental indentures or the Senior Debt Securities of any series in or by means of any computerized, electronic or other medium, including pdf or email;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of the senior indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee;

  •
  permit payment of principal, premium or interest in respect of Senior Debt Securities in the United States and other areas subject to its jurisdiction;

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  maintain the qualification of the senior indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of Senior Debt Securities of any series; or

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited.

(Section 8.1 of the senior indenture.)

        The senior indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the senior indenture or modifying the rights of the holders of Senior Debt Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Senior Debt Securities, among other things:

  •
  change the maturity of any Senior Debt Securities;

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  change the currency in which such Senior Debt Securities are payable;

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  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

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  reduce the amount of the principal of an original issue discount Senior Debt Security or indexed Senior Debt Security that would be due and payable upon an acceleration of such Senior Debt Security or indexed Senior Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on such Senior Debt Securities at maturity or upon redemption;

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  reduce the percentage of the principal amount of Senior Debt Securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture; or

  •
  modify the senior indenture provisions concerning modification of the senior indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of Senior Debt Securities.

(Section 8.2 of the senior indenture.)

Satisfaction and Discharge of the Indenture; Defeasance

        The senior indenture shall generally cease to be of any further effect with respect to a series of Senior Debt Securities when:

  •
  Westpac has delivered to the trustee for cancellation all Senior Debt Securities of that series; or

  •
  all Senior Debt Securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Senior Debt Securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the senior indenture by Westpac in respect of all Senior Debt Securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the senior indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of the senior indenture.)

        The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the Senior Debt Securities of the defeased series and the senior indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of the senior indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of Senior Debt Securities entitled to give or take any action under the senior indenture in the manner specified in the senior indenture. If a record date is set, action may only be taken by persons who are holders of Senior Debt Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of Senior Debt Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the senior indenture.)

Notice

        Notices to holders of Senior Debt Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Senior Debt Security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of the senior indenture.)

Governing Law

        The senior indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of the senior indenture.)

        The senior indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Senior Debt Security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of the senior indenture.)

Consolidation, Merger or Sale of Assets

        The senior indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the Senior Debt Securities and the senior indenture; and

  •
  immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the senior indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the senior indenture and the Senior Debt Securities and all such obligations of Westpac shall terminate. (Section 7.1 of the senior indenture.)

Concerning the Trustee

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.

Consent to Service of Process

        In accordance with the provisions of the senior indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under the senior indenture or the Senior Debt Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the senior indenture.)

Description of the Subordinated Debt Securities

        The Subordinated Debt Securities will be issued under the Second Amended and Restated Subordinated Indenture, dated as of November 9, 2016, between us and The Bank of New York Mellon as the trustee, which we refer to as the subordinated indenture. The subordinated indenture provides that there may be more than one trustee, each with respect to one or more series of Subordinated Debt Securities.

        We have summarized below certain terms of the subordinated indenture which we believe will be most important to your decision to invest in our Subordinated Debt Securities. You should keep in mind, however, that it is the subordinated indenture, and not this summary, which defines your rights as a holder of Subordinated Debt Securities. There may be other provisions in the subordinated indenture which are also important to you. You should read the subordinated indenture for a full description of the terms of the Subordinated Debt Securities. The subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the subordinated indenture.

        The following description of the terms of the Subordinated Debt Securities sets forth certain general terms and provisions of the Subordinated Debt Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Subordinated Debt Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Subordinated Debt Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of Subordinated Debt Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.

        Certain defined terms used in the following description of the terms of the Subordinated Debt Securities have the meanings given to them in "—Additional Provisions Applicable to Subordinated Debt Securities—Definitions."

Ranking

        The Subordinated Debt Securities are subordinate and junior in right of payment to the Senior Debt Securities and other Senior Creditors (as defined below) in the manner and to the extent described in Section 1 "—Status of the Subordinated Debt Securities—General" below under the caption "—Additional Provisions Applicable to Subordinated Debt Securities".

        Under Section 13A(3) of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, Section 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Subordinated Debt Securities:

  •
  first, certain obligations of Westpac to APRA (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts (as defined below) in connection with the financial claims scheme, which we refer to as the FCS, established under the Australian Banking Act;

  •
  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS;

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  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that account-holders keep with Westpac;

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  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

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  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13(A) of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The Subordinated Debt Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

General Terms of the Subordinated Debt Securities

        Westpac may issue the Subordinated Debt Securities in one or more series pursuant to an indenture that supplements the subordinated indenture, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the subordinated indenture.) The aggregate principal amount of Subordinated Debt Securities that may be issued under the subordinated indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of Subordinated Debt Securities which may, subject to such terms being consistent and in compliance with the Prudential Standards in effect at the time of issuance of such Subordinated Debt Securities, include the following:

  •
  title and aggregate principal amount;

  •
  any additional subordination provisions;

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  percentage(s) of principal amount at which such series of Subordinated Debt Securities will be issued;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  place(s) where principal and interest will be payable;

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  any redemption or early repayment provisions;

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  conversion or write-off provisions that vary or add to those described herein, including whether conversion or write-off will be the primary loss absorption mechanism;

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  authorized denominations;

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  form;

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  any discount with which such series of Subordinated Debt Securities will be issued;

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  whether such series of Subordinated Debt Securities will be issued in the form of one or more global securities (whether in whole or in part);

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  identity of the depository for global securities;

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  whether a temporary security is to be issued with respect to such series of Subordinated Debt Securities and whether any interest payable prior to the issuance of definitive Subordinated Debt Securities of such series will be credited to the account of the persons entitled to such interest;

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  the terms upon which beneficial interests in a temporary global Subordinated Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Subordinated Debt Security or for definitive Subordinated Debt Securities and the terms upon which such exchanges may be made;

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  currency, currencies or currency units in which the purchase price for, the principal of and any interest on, such series of Subordinated Debt Securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of Subordinated Debt Securities can select the payment currency;

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  securities exchange(s) on which such series of Subordinated Debt Securities will be listed, if any; and

  •
  additional terms not inconsistent with the provisions of the subordinated indenture.

        Any special US federal income and Australian income tax considerations applicable to any series of Subordinated Debt Securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the Subordinated Debt Securities will be issued in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the subordinated indenture.) Subject to the limitations provided in the subordinated indenture and in the applicable prospectus supplement or term sheet, Subordinated Debt Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 12.2 of the subordinated indenture.)

        Westpac may issue Subordinated Debt Securities of any series in definitive form or in the form of one or more global Subordinated Debt Securities (in whole or in part) as described below under "—Global Securities". Westpac may issue Subordinated Debt Securities of a series at different times. In addition, Westpac may issue Subordinated Debt Securities within a series with terms different from the terms of other Subordinated Debt Securities of that series. (Section 3.1(c) of the subordinated indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase Subordinated Debt Securities of any series in any manner and at any price, subject to APRA's prior written approval (which may or may not be given). Subordinated Debt Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Subordinated Debt Securities for cancellation or may be resold.

Global Securities

        Westpac may issue the Subordinated Debt Securities of a series in the form of one or more global securities (in whole or in part) that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Subordinated Debt Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the subordinated indenture.)

        The specific terms of the depository arrangement with respect to any Subordinated Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Subordinated Debt Securities represented by such global security to the accounts of persons that have accounts with such depository and will make adjustments to such amounts in the event of a Conversion or Write-off. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Subordinated Debt Securities or by us if such Subordinated Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debt Securities represented by that global security for all purposes under the subordinated indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Subordinated Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the subordinated indenture.

        Payments of principal and interest, if any, on definitive Subordinated Debt Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Subordinated Debt Securities. None of Westpac, the trustee for the Subordinated Debt Securities, any paying agent, the registrar or any underwriter or agent for the Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of Subordinated Debt Securities or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global security representing the Subordinated Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Subordinated Debt Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

        If the depository for a series of Subordinated Debt Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Subordinated Debt Securities of that series in exchange for the global security or securities representing that series of Subordinated Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Subordinated Debt Securities, determine not to have any Subordinated Debt Securities of a series represented by one or more global securities, and, in such event, will issue definitive Subordinated Debt Securities of that series in exchange for the global security or securities representing that series of Subordinated Debt Securities. If definitive Subordinated Debt Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Subordinated Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Subordinated Debt Securities registered in its name. Definitive Subordinated Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

        For information concerning Conversion or Write-off upon the occurrence of a Non-Viability Trigger Event, see "—Additional Provisions Applicable to Subordinated Debt Securities" below.

Payment of Additional Amounts

        The subordinated indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Subordinated Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Subordinated Debt Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Subordinated Debt Securities without such withholding or deduction. However, as described below, the subordinated indenture provides that, under certain circumstances, Westpac will not pay additional amounts.

        The subordinated indenture provides that Westpac will pay no additional amounts in respect of Subordinated Debt Securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Subordinated Debt Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Subordinated Debt Securities, or receiving payments under such Subordinated Debt Securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Subordinated Debt Securities presented such Subordinated Debt Securities for payment in Australia, unless the holder was required to present such Subordinated Debt Securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Subordinated Debt Securities presented such Subordinated Debt Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Subordinated Debt Securities for payment on any day during that 30 day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

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  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Subordinated Debt Securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Subordinated Debt Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the Subordinated Debt Securities being an associate of Westpac for purposes of section 128F of the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Australian Corporations Act);

  •
  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Subordinated Debt Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

  •
  any tax, duty, assessment or other governmental charge to, or to a third party on behalf of, a holder of Subordinated Debt Securities, or any beneficial owner of any interest in, or rights in respect of, such Subordinated Debt Securities, upon, with respect to, or by reason of, such person being issued Ordinary Shares;

  •
  any tax, duty, assessment or other governmental charge arising under or in connection with FATCA; or

  •
  any combination of the foregoing.

        In addition, the subordinated indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Subordinated Debt Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Subordinated Debt Securities.

        If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the subordinated indenture and the Subordinated Debt Securities, such entity will pay additional amounts on the same basis as described above, except that references to "Australia" (other than in the exception applicable in the event the holder or beneficial owner of the Subordinated Debt Securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes).

        Westpac, and any other person to or through which any payment with respect to the Subordinated Debt Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Subordinated Debt Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Subordinated Debt Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

(Section 12.8 of the subordinated indenture.)

Redemption of Subordinated Debt Securities

  General

        If the Subordinated Debt Securities of a series provide for redemption at Westpac's election (subject to APRA's prior written approval, which may or not be given), unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons" and "—Redemption for Regulatory Reasons", Westpac may redeem the

Subordinated Debt Securities of such series in whole or in part, and such redemption shall not be permitted earlier than the fifth anniversary of the issue date.

        Any redemption of the Subordinated Debt Securities of a series shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Subordinated Debt Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. In the case of Subordinated Debt Securities in global form, such Subordinated Debt Securities will be selected for redemption in accordance with the procedures of the depository. Notice of such redemption will be mailed to holders of Subordinated Debt Securities of such series to their last addresses as they appear on the register of the Subordinated Debt Securities of such series.

        Westpac may redeem the Subordinated Debt Securities of a series only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  •
  before or concurrently with the redemption, Westpac replaces the Subordinated Debt Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Subordinated Debt Securities and the replacement of the Subordinated Debt Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  •
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace the Subordinated Debt Securities.

(Sections 1.6, 13.1, 13.3 and 13.4 of the subordinated indenture.)

  Redemption for Taxation Reasons

        The subordinated indenture provides that if an Adverse Tax Event (as defined below) has occurred, Westpac may, subject to conditions set forth below and provided that Westpac has obtained a supporting opinion of legal or tax advisers of recognized standing in Australia (or, if a Relevant Transaction (as defined below) occurs and the home jurisdiction for tax purposes of such other entity is not Australia, legal or tax advisers of recognized standing in such other jurisdiction), redeem all, but not less than all, of any series of Subordinated Debt Securities at a redemption price equal to the Outstanding Principal Amount (as defined below) of the Subordinated Debt Securities to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

        An "Adverse Tax Event" shall, with respect to any Subordinated Debt Securities of a series, mean that either:

  •
  any amendment to, clarification of, or change in the Tax Legislation which has been or will be effected; or

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  any Administrative Action (as defined below) under or in connection with the Tax Legislation or any amendment to, clarification of, or change in, any such Administrative Action, being in each case by any legislative body, court, government authority or regulatory body (irrespective of the manner in which such amendment, clarification, change or Administrative Action is announced) on or after the issue date of the Subordinated Debt Securities of such series but which Westpac did not expect at the issue date of the Subordinated Debt Securities of such series (provided that, if after the issue date Westpac is merged into or consolidated with another entity or all or substantially all of Westpac's assets are sold or transferred to another entity and such entity assumes the obligations of Westpac under the subordinated indenture and the Subordinated Debt Securities (a "Relevant Transaction"), and the home jurisdiction for tax purposes of such other entity is not Australia (or if such home jurisdiction has already become a jurisdiction other than Australia, is different to the jurisdiction which it is immediately prior to the Relevant Transaction), the references herein to "issue date" of the Subordinated Debt Securities of such series shall be deemed to be to the date the Relevant Transaction is completed) and:

  •
  there is a material risk that Westpac would be exposed to a more than de minimis adverse tax consequence in relation to the Subordinated Debt Securities of such series; or

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  Westpac determines that any interest payable on the Subordinated Debt Securities is not, or may not be, allowed as a deduction for the purposes of Australian tax of such series; or

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  Westpac has or will become obliged to pay additional amounts.

        Westpac may redeem the Subordinated Debt Securities of a series upon the occurrence of an Adverse Tax Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  •
  before or concurrently with the redemption, Westpac replaces the Subordinated Debt Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Subordinated Debt Securities and the replacement of the Subordinated Debt Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

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  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace the Subordinated Debt Securities.

(Sections 13.1 and 13.8 of the subordinated indenture.)

  Redemption for Regulatory Reasons

        The subordinated indenture provides that if a Regulatory Event (as defined below) has occurred, Westpac may, subject to the conditions set forth below and provided that Westpac has obtained a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA, redeem all, but not less than all, of any series of Subordinated Debt Securities at a redemption price equal to the Outstanding Principal Amount of the Subordinated Debt Securities to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. (Section 10.8 of the subordinated indenture.)

        A "Regulatory Event" shall, with respect to any Subordinated Debt Securities of a series, mean that either:

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  as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in, any law or regulation of the Commonwealth of Australia or the Prudential Standards, or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or decision is announced, on or after the issue date of the Subordinated Debt Securities of such series; or

  •
  written confirmation is received from APRA after the issue date of the Subordinated Debt Securities of such series that,

  and, in either case, (i) Westpac did not expect at the issue date of the Subordinated Debt Securities of such series such matter to occur and (ii) Westpac is not or will not be entitled to treat all of the Subordinated Debt Securities of such series as Tier 2 Capital.

        Westpac may redeem the Subordinated Debt Securities of a series upon the occurrence of a Regulatory Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  •
  before or concurrently with redemption, Westpac replaces the Subordinated Debt Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Subordinated Debt Securities and the replacement of the Subordinated Debt Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  •
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace the Subordinated Debt Securities.

(Sections 13.1 and 13.8 of the subordinated indenture.)

Events of Default

        The subordinated indenture provides that, if an event of default in respect of any series of Subordinated Debt Securities shall have occurred and be continuing, the sole remedies for either the trustee or the holder of any outstanding Subordinated Debt Securities of the relevant series shall be the remedies described below.

        The subordinated indenture defines an event of default in respect of any series of Subordinated Debt Securities as any of the following events or circumstances:

  •
  Westpac fails to pay (i) any Outstanding Principal Amount in respect of the Subordinated Debt Securities of the relevant series on the maturity date or within seven days thereafter, or (ii) any amount of interest in respect of the Subordinated Debt Securities of the relevant series on the due date for payment thereof or within fourteen days thereafter, unless, in each case, prior to the commencement of a Winding-Up, the failure to make such payment is the result of Westpac not being Solvent on the date such payment is due or Westpac would not be Solvent immediately thereafter as a result of making such payment; or

  •
  a Winding-Up.

        Upon the occurrence of an event of default for a failure to pay principal or interest as described above, the sole remedies for the trustee or the holder of any Subordinated Debt Securities of the relevant series shall be to bring proceedings:

  •
  to recover any amount then due and payable but unpaid on such Subordinated Debt Securities (subject to Westpac being able to make the payment and remain Solvent);

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  to obtain an order for specific performance of any other obligation in respect of such Subordinated Debt Securities; or

  •
  for a Winding-Up.

        In the event of a Winding-Up, the Subordinated Debt Securities of the relevant series will, without any further action on the part of the trustee or any holder thereof, become immediately due and payable by Westpac, unless they have been Converted or Written-off, and the trustee or any such holder may institute proceedings for a Winding-Up or, subject to the limitations described under "—Additional Provisions Applicable to Subordinated Debt Securities—Status and Subordination", prove or claim in such Winding-Up in respect of such Subordinated Debt Securities. However, it is unlikely a Winding-Up of Westpac will occur without a Non-Viability Trigger Event having occurred first and the Subordinated Debt Securities being Converted or Written-off. In that event:

  •
  if the Subordinated Debt Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

  •
  if the Subordinated Debt Securities are Written-off, all rights in relation to the Subordinated Debt Securities will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the Subordinated Debt Securities Converted into Ordinary Shares. In such an event, a holder's investment in the Subordinated Debt Securities will lose all of its value and such holder will not receive any compensation.

        In the event of the occurrence of any event of default, no remedy against Westpac (including, without limitation, any right to sue for a sum of damages which has the same economic effect as an acceleration of Westpac's payment obligations) shall be available to the trustee or any holder of any Subordinated Debt Securities for the recovery of amounts owing in respect of the Subordinated Debt Securities or in respect of any breach by Westpac of any obligation, condition or provision binding on it under the terms of the Subordinated Debt Securities other than as described in this prospectus or the applicable prospectus supplement or term sheet.

        A holder of Subordinated Debt Securities will have no right to accelerate payment or exercise any other remedies (including any right to sue for damages) as a consequence of any default other than as specifically described in this prospectus or in any applicable prospectus supplement or term sheet. In the event of a Winding-Up, the Subordinated Debt Securities of the relevant series will become immediately due and payable unless they have been Converted or Written-off. This will be the only circumstance in which the payment of principal on Subordinated Debt Securities of the relevant series may be accelerated.

        If any Subordinated Debt Security becomes due and payable as a result of an event of default, Westpac shall pay such amount as is equal to the Outstanding Principal Amount (or such other amount specified in or determined in accordance with any applicable prospectus supplement or term sheet) together with all accrued but unpaid interest, if any.

(Section 8.1 of the subordinated indenture.)

        Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the Subordinated Debt Securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of our business.

Other Provisions

        The Trust Indenture Act and Section 9.5 of the subordinated indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Subordinated Debt Securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the Subordinated Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become an event of default as defined in the subordinated indenture, with respect to Subordinated Debt Securities of such series.

        The subordinated indenture provides that the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the Subordinated Debt Securities of that series. (Section 8.5 of the subordinated indenture.)

        The subordinated indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indentures, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 9.1(g) of the subordinated indenture.)

        The subordinated indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the subordinated indenture. (Section 12.7 of the subordinated indenture.)

Modification of the Subordinated Indenture

        The subordinated indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Subordinated Debt Securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of Subordinated Debt Securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add to or change any provisions of the subordinated indenture or any Subordinated Debt Securities to such extent as necessary to facilitate the issuance of Subordinated Debt Securities, to facilitate the issuance of Subordinated Debt Securities in global form, or to alter the terms of the Subordinated Debt Securities to align them with any Relevant Tier 2 securities issued after the date of such Subordinated Debt Securities, provided that such alteration is not materially prejudicial to the interests of the holders of the Subordinated Debt Securities as a whole;

  •
  change or eliminate any provision of the subordinated indenture affecting only Subordinated Debt Securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  establish the form or terms of Subordinated Debt Securities;

  •
  provide for delivery of such supplemental indentures or the Subordinated Debt Securities of any series in or by means of any computerized, electronic or other medium, including pdf or email;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of the subordinated indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

  •
  maintain the qualification of the subordinated indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of Subordinated Debt Securities of any series;

  •
  modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Debt Securities of any series then outstanding; or

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited. (Section 11.1 of the subordinated indenture.)

        In addition, no amendment to the terms and conditions of the subordinated indenture or a Subordinated Debt Security that at the time of such amendment qualifies as Tier 2 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Subordinated Debt Security as Tier 2 Capital as described in the Prudential Standards.

        The subordinated indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the Outstanding Principal Amount of the Subordinated Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the subordinated indenture or modifying the rights of the holders of Subordinated Debt Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Subordinated Debt Securities, among other things:

  •
  change the maturity of any Subordinated Debt Securities, provided that the maturity date for the Subordinated Debt Securities may not be earlier than the fifth anniversary of the issue date of such series of Subordinated Debt Securities;

  •
  change the currency in which such Subordinated Debt Securities are payable;

  •
  reduce the Outstanding Principal Amount thereof or the rate of interest thereon payable upon the redemption thereof;

  •
  impair the right to institute suit for the enforcement of any payment on such Subordinated Debt Securities at maturity or upon redemption;

  •
  reduce the percentage of the Outstanding Principal Amount of Subordinated Debt Securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the subordinated indenture;

  •
  modify the subordinated indenture provisions concerning modification of the subordinated indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of Subordinated Debt Securities;

  •
  modify any Conversion or Write-off provision; or

  •
  modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debt Securities then outstanding. (Section 11.2 of the subordinated indenture.)

        Any such consent given by the holder of a Subordinated Debt Security of a series shall be conclusive and binding upon such holder and all future holders of the Subordinated Debt Securities of such series and of any Subordinated Debt Securities of such series issued on registration thereof, the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such consent is made upon the Subordinated Debt Securities of such series.

        In addition, no amendment to the terms and conditions of the subordinated indenture or a Subordinated Debt Security that at the time of such amendment qualifies as Tier 2 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Subordinated Debt Security as Tier 2 Capital as described in the Prudential Standards.

Satisfaction and Discharge of the Subordinated Indenture

        The subordinated indenture shall generally cease to be of any further effect with respect to a series of Subordinated Debt Securities when Westpac has delivered to the trustee for cancellation all Subordinated Debt Securities of that series. (Section 7.1 of the subordinated indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of Subordinated Debt Securities entitled to give or take any action under the subordinated indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of Subordinated Debt Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of Subordinated Debt Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the subordinated indenture.)

Notice

        Notices to holders of Subordinated Debt Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Subordinated Debt Security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of the subordinated indenture.)

Governing Law

        The subordinated indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the Non-Viability Trigger Event, Write-off, Conversion and subordination provisions contained in Articles IV, V and VI of the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of the subordinated indenture.)

        The subordinated indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Subordinated Debt Security or the subordinated indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 8.12 of the subordinated indenture.)

Consolidation, Merger or Sale of Assets

        The subordinated indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the Subordinated Debt Securities and the subordinated indenture; and

  •
  immediately after giving effect to such transactions, no event of default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the subordinated indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the subordinated indenture and the Subordinated Debt Securities and all such obligations of Westpac shall terminate.

        Notwithstanding the above, the terms and conditions of the subordinated indenture and Subordinated Debt Securities shall not prevent Westpac from consolidating with or merging into any other person or conveying, transferring or leasing its properties and assets substantially as an entirety to any person, or from permitting any person to consolidate with or merge into Westpac or to convey, transfer or lease its properties and assets substantially as an entirety to Westpac where such consolidation, merger, transfer or lease is:

  •
  required by APRA (or any statutory manager or similar official appointed by it) under law and prudential regulation applicable in the Commonwealth of Australia (including, without limitation, the Australian Banking Act or the Financial Sector Transfer (Business Transfer and Group Restructure) Act 1999 of Australia, which terms, as used herein, include any amendments thereto, rules thereunder and any successor laws, amendments and rules)); or

  •
  determined by the board of directors of Westpac or by APRA (or any statutory manager or similar official appointed by it) to be necessary in order for Westpac to be managed in a sound and prudent manner or for Westpac or APRA (or any statutory manager or similar official appointed by it) to resolve any financial difficulties affecting Westpac, in each case in accordance with prudential regulation applicable in the Commonwealth of Australia.

(Section 10.1 of the subordinated indenture.)

Concerning the Trustee

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.

Consent to Service of Process

        In accordance with the provisions of the subordinated indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under such indenture or the Subordinated Debt Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the subordinated indenture.)

Additional Provisions Applicable to Subordinated Debt Securities

1.     Status of the Subordinated Debt Securities—General

1.1   Acknowledgements

        The subordinated indenture provides that each holder of Subordinated Debt Securities by its purchase or holding of a Subordinated Debt Security is deemed to acknowledge that:

  (a)
  Westpac intends that the Subordinated Debt Securities constitute Tier 2 Capital and be able to absorb losses at the point of non-viability as described in the Prudential Standards;

  (b)
  Westpac's obligations in respect of the Subordinated Debt Securities are subordinated as described in Section 1.2 below; and

  (c)
  the Subordinated Debt Securities are subject to Conversion or Write-off as described below in Sections 2 and 3. There are two methods of loss absorption:

  (i)
  Conversion, subject to possible Write-off as described below in Section 2.2; or

  (ii)
  Write-off without Conversion as described below in Section 2.2.

  Unless the applicable prospectus supplement or term sheet specifies otherwise, the primary method of loss absorption will be Conversion, subject to possible Write-off as described below in Section 2.2.

(Section 4.1 of the subordinated indenture.)

1.2   Status and Subordination

        The subordinated indenture provides that:

  (a)
  holders of Subordinated Debt Securities do not have any right to prove in a Winding-Up in respect of Subordinated Debt Securities, except as described below in Section 1.4.

  (b)
  Subordinated Debt Securities constitute direct and unsecured subordinated obligations of Westpac and will rank for payment in a Winding-Up as described below in Section 1.4.

  (c)
  Subordinated Debt Securities will not constitute protected accounts or deposit liabilities of Westpac in Australia for the purposes of the Australian Banking Act.

(Section 4.2 of the subordinated indenture.)

1.3   Solvency condition

        The subordinated indenture provides that, prior to a Winding-Up:

  (a)
  the obligation of Westpac to make any payment of principal or interest in respect of Subordinated Debt Securities shall be conditional upon Westpac being Solvent at the time the payment or other amount owing becomes due; and

  (b)
  no payment of principal or interest shall be made in respect of Subordinated Debt Securities except to the extent that Westpac may make such payment and still be Solvent immediately thereafter.

        A certificate as to whether Westpac is Solvent signed by two authorized signatories of Westpac or, if Westpac is in Winding-Up, the liquidator, shall, in the absence of fraud or manifest or proven error, be conclusive evidence of the information contained in such certificate. In the absence of such a certificate, a holder of Subordinated Debt Securities shall be entitled to assume (unless the contrary is proved) that Westpac is, and will after any payment as aforesaid be, Solvent.

        Until Subordinated Debt Securities have been Converted or Written-off:

  (i)
  interest will continue to accrue on any principal not paid as a consequence of the provisions described in this Section 1.3 at the Interest Rate; and

  (ii)
  any interest not paid to a holder of Subordinated Debt Securities as a consequence of the provisions described in this Section 1.3 will remain due and payable and will accumulate with compounding.

        Any amount not paid as a consequence of the provisions described in this Section 1.3: (x) will remain a debt owing to the holder of Subordinated Debt Securities by Westpac until it is paid and shall be payable on the first date on which the provisions described in paragraphs (a) and (b) of this Section 1.3 would allow payment of such amount (whether or not such date is otherwise a date on which interest is payable or other date on which such amount becomes due); and (y) shall not constitute an event of default (see "—Description of the Subordinated Debt Securities—Events of Default" above).

(Section 4.3 of the subordinated indenture.)

1.4   Winding-Up

        The subordinated indenture provides that, in a Winding-Up:

  (a)
  neither the trustee nor any holder of Subordinated Debt Securities shall have any right or claim against Westpac in respect of the principal of or interest on Subordinated Debt Securities, to the extent any such Subordinated Debt Securities have been Converted or Written-off; and

  (b)
  the rights and claims of the trustee or any holder of Subordinated Debt Securities against Westpac to recover any principal or interest in respect of Subordinated Debt Securities that have not been Converted or Written-off:

  (i)
  shall be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of such Subordinated Debt Securities;

  (ii)
  shall rank equally with the obligations of Westpac to the holders of other Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments; and

  (iii)
  shall rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares, and other Junior Ranking Capital Instruments.

        Unless and until Senior Creditors have been paid in full, neither the trustee nor any holder of Subordinated Debt Securities will be entitled to claim in the Winding-Up in competition with Senior Creditors so as to diminish any payment which, but for that claim, Senior Creditors would have been entitled to receive.

        In a Winding-Up, the trustee and any holder of Subordinated Debt Securities will only be entitled to prove for any sums payable in respect of the Subordinated Debt Securities as a liability which is subject to prior payment in full of Senior Creditors. Holders of Subordinated Debt Securities waive in respect of any Subordinated Debt Security, to the fullest extent permitted by law, any right to prove in a Winding-Up as a creditor ranking for payment in any other manner.

        However, it is unlikely a Winding-Up of Westpac will occur without a Non-Viability Trigger Event having occurred first and the Subordinated Debt Securities being Converted or Written-off. In that event:

  •
  if the Subordinated Debt Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

  •
  if the Subordinated Debt Securities are Written-off, all rights in relation to the Subordinated Debt Securities will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the Subordinated Debt Securities Converted into Ordinary Shares. In such an event, a holder's investment in the Subordinated Debt Securities will lose all of its value and such holder will not receive any compensation.

(Section 4.4 of the subordinated indenture.)

1.5   No Set-Off

        The subordinated indenture provides that neither Westpac nor the trustee or any holder of Subordinated Debt Securities is entitled to set-off any amounts due in respect of Subordinated Debt Securities held by the holder against any amount of any nature owed by Westpac to such holder or by such holder to Westpac.

(Section 4.5 of the subordinated indenture.)

1.6   Clawback

        The subordinated indenture provides that each holder of Subordinated Debt Securities by its purchase or holding of a Subordinated Debt Security is deemed to have irrevocably acknowledged and agreed that it or the trustee will pay or deliver to the liquidator any payment or asset, whether voluntary or in any other circumstances, received by such holder or the trustee from or on account of Westpac (including by way of credit, set-off or otherwise) or from any liquidator (or any provisional or other liquidator, receiver, manager or statutory manager of Westpac) in violation of the provisions described in Section 1.2 or in "—Events of Default" above.

(Section 4.6 of the subordinated indenture.)

1.7   Other Provisions

        The subordinated indenture provides that each holder of Subordinated Debt Securities by its purchase or holding of a Subordinated Debt Security is deemed to have irrevocably acknowledged and agreed:

  (a)
  that the provisions described in Section 1.2 above constitute a debt subordination for the purposes of section 563C of the Australian Corporations Act;

  (b)
  without limiting its rights existing otherwise than as a holder of a Subordinated Debt Security, that it must not exercise its voting rights as an unsecured creditor in the Winding-Up of Westpac to defeat, negate or in any way challenge the enforceability of the subordination provisions described in Section 1.2 above; and

  (c)
  that the debt subordination effected by the provisions described in Section 1.2 above are not affected by any act or omission of Westpac or a Senior Creditor which might otherwise affect it at law or in equity.

        No consent of any Senior Creditor shall be required for any amendment of the provisions described in Section 1.2 above in relation to any outstanding Subordinated Debt Securities.

(Section 4.7 of the subordinated indenture.)

2.     Non-Viability, Conversion and Write-off

2.1   Non-Viability Trigger Event

        The subordinated indenture provides that:

  (a)
  if a Non-Viability Trigger Event occurs, Westpac must:

  (i)
  subject to the limitations described in Section 2.3 below, Convert; or

  (ii)
  if the applicable prospectus supplement or term sheet for the Subordinated Debt Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion as described in Section 2.3 below, Write-off, all Subordinated Debt Securities or, if paragraph (a) of the definition of "Non-Viability Trigger Event" applies, subject to the provisions described in Section 2.1(b) below, all or some Subordinated Debt Securities (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security), such that the aggregate Outstanding Principal Amount of all Subordinated Debt Securities Converted or Written-off is, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 2.1(b) below, is equal to the aggregate face value or outstanding principal amount of Relevant Securities which APRA has notified Westpac must be converted, written-off or written-down (or, if APRA has not so notified Westpac, all or some Subordinated Debt Securities (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security), as is necessary to satisfy APRA that Westpac will no longer be non-viable).

  (b)
  In determining the Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security which must be Converted or Written-off as described in this Section 2.1, Westpac will:

  (i)
  first, convert, write-off or write-down an amount of the face value or outstanding principal amount of all outstanding Relevant Tier 1 Securities before Conversion or Write-off of the Subordinated Debt Securities; and

  (ii)
  second, if conversion, write-off or write-down of Relevant Tier 1 Securities is not sufficient to satisfy APRA that Westpac would not become non-viable, Convert or Write-off (in the case of the Subordinated Debt Securities) and convert, write-off or write-down (in the case of any other Relevant Tier 2 Securities), on a pro-rata basis or in a manner that is otherwise, in Westpac's opinion, fair and reasonable, the Outstanding Principal Amount of each Subordinated Debt Security and outstanding principal amount of all other Relevant Tier 2 Securities (subject to such adjustments as Westpac may determine to take into account the effect on marketable parcels and the need to round to whole numbers of Ordinary Shares, the authorized denominations of any Relevant Tier 2 Securities remaining on issue, and the need to effect the conversion immediately). If the Specified Currency of the principal amount of such Relevant Tier 2 Securities is not Australian Dollars, Westpac may for purposes of determining the amount of the principal amount to be converted, written-off or written-down, convert the principal amount to Australian Dollars at such rate of exchange as Westpac in good faith considers reasonable, but such determination will not impede the immediate Conversion or Write-off of the relevant Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security (as the case may be).

  (c)
  If a Non-Viability Trigger Event occurs:

  (i)
  the Subordinated Debt Securities or the percentage of the Outstanding Principal Amount of each Subordinated Debt Security determined as described in Sections 2.1(a) and (b) above shall be Converted or Written-off immediately upon the occurrence of the Non-Viability Trigger Event as described in Sections 2.2 and 3 below. The Conversion or Write-off will be irrevocable;

  (ii)
  Westpac is required to give notice to the trustee and holders of affected Subordinated Debt Securities as described above under the caption "—Notice" and the ASX as soon as practicable that a Non-Viability Trigger Event has occurred and that Conversion or Write-off has occurred on the Non-Viability Trigger Event Date;

  (iii)
  the notice must specify (A) the date on which Conversion or Write-off occurred, which we refer to as the Non-Viability Trigger Event Date, and the Subordinated Debt Securities which were, or percentage of the Outstanding Principal Amount of each Subordinated Debt Security which was, Converted or, if the provisions described in Section 2.3 below are applicable, Written-off, and (B) details of the Relevant Securities converted, written-off or written-down as described in Section 2.1(b); and

  (iv)
  in the case of Conversion, the notice must specify the details of the Conversion process, including any details which were taken into account in relation to the effect on marketable parcels and whole numbers of Ordinary Shares, and the impact on any Subordinated Debt Securities outstanding.

    Westpac's failure to undertake any steps described in Sections 2.1(c)(ii) to (iv) above will not prevent, invalidate, delay or otherwise impede Conversion or Write-off.

(Section 5.1 of the subordinated indenture.)

2.2   Automatic Conversion or Write-off upon the occurrence of a Non-Viability Trigger Event

        The subordinated indenture provides that if a Non-Viability Trigger Event has occurred and all or some Subordinated Debt Securities are (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security is) required to be Converted or Written-off in accordance with the provisions described in Section 2.1 above, then:

  (a)
  Conversion or Write-off of such Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security will occur in accordance with the provisions described in Section 2.1 above and, if applicable, Section 2.3 below immediately upon the Non-Viability Trigger Event Date;

  (b)
  in the case of Conversion and subject to the provisions described in Section 3.10 below, each holder of a Subordinated Debt Security that has been Converted in whole or in part in accordance with the provisions described in Section 2.1 will be entitled to (i) the Conversion Number (as defined below) of Ordinary Shares in respect of such Subordinated Debt Securities or the percentage of the Outstanding Principal Amount of each Subordinated Debt Security held by such holder so Converted determined in accordance with the provisions described in Section 3.1 below, and (ii) unless the Subordinated Debt Securities shall have been Converted or Written-off in full, to Subordinated Debt Securities with an Outstanding Principal Amount equal to the aggregate of the remaining percentage of the Outstanding Principal Amount of each Subordinated Debt Security held by such holder, and Westpac will recognize the holder as having been issued the Conversion Number of Ordinary Shares in respect of such portion of Converted Subordinated Debt Securities for all purposes, in each case without the need for any further act or step by Westpac, the holder or any other person

    (and Westpac will, as soon as possible thereafter and without delay on its part, take any appropriate procedural steps to effect such Conversion, including updating the Ordinary Share register); and

  (c)
  a holder of Subordinated Debt Securities has no further right or claim in respect of such Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security so Converted or Written-off (including to payments of interest or accrued interest, and the repayment of Outstanding Principal Amount), except such holder's entitlement, if any, to Subordinated Debt Securities which have not been required to be Converted or Written-off or Subordinated Debt Securities representing the Outstanding Principal Amount of such Subordinated Debt Securities which have not been required to be Converted or Written-off and, in the case of Conversion, subject to the provisions described in Section 3.10, to the Conversion Number of Ordinary Shares issuable in accordance with the provisions described in Section 3.

(Section 5.2 of the subordinated indenture.)

2.3   No further rights

        The subordinated indenture provides that if:

  (a)
  for any reason, Conversion of a Subordinated Debt Security (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security) required to be Converted under the provisions described in Section 2.1 above does not occur within five ASX Business Days after the Non-Viability Trigger Event Date; or

  (b)
  the applicable prospectus supplement or term sheet for the Subordinated Debt Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion in accordance with the provisions described in this Section 2.3, then:

  (c)
  the relevant rights and claims of holders of Subordinated Debt Securities in relation to such Subordinated Debt Securities or the percentage of the Outstanding Principal Amount of such Subordinated Debt Securities to be Converted or Written-off (including to payments of interest or accrued interest, and the repayment of Outstanding Principal Amount and, in the case of Conversion, to be issued with the Conversion Number of Ordinary Shares in respect of such Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security), are immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date ("Write-off"); and

  (d)
  the Outstanding Principal Amount of such Subordinated Debt Securities shall be reduced on the Non-Viability Trigger Event Date by the Outstanding Principal Amount of the Subordinated Debt Securities to be Converted or Written-off, as determined in accordance with the provisions described in Sections 2.1(a) and (b) and any accrued and unpaid interest shall be correspondingly reduced.

(Section 5.3 of the subordinated indenture.)

2.4   Consent to receive Ordinary Shares and other acknowledgements

        The subordinated indenture provides that subject to any Write-off required in accordance with the provisions described in Section 2.3 above, each holder of Subordinated Debt Securities by its purchase or holding thereof will be deemed to have irrevocably agreed that:

  (a)
  upon Conversion in accordance with the provisions described in this Section 2 and Section 3 below, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of Westpac;

  (b)
  unless (x) it has given notice in accordance with the provisions described in Section 3.10 below that it does not wish to receive Ordinary Shares as a result of Conversion or (y) it is a Foreign Holder and Westpac is not satisfied that the laws of both the Commonwealth of Australia and the Foreign Holder's country of residence permit the unconditional issue of Ordinary Shares to the Foreign Holder (but as to which Westpac is not bound to enquire and any decision is in its sole discretion) or has not otherwise satisified the requirements of Section 3.10 below to receive Ordinary Shares, it is obliged to accept Ordinary Shares upon Conversion notwithstanding anything that might otherwise affect a Conversion of Subordinated Debt Securities, including:

  (i)
  any change in the financial position of Westpac since the issue of the Subordinated Debt Securities;

  (ii)
  any disruption to the market or potential market for Ordinary Shares or capital markets generally; or

  (iii)
  any breach by Westpac of any obligation in connection with the Subordinated Debt Securities;

        (c)

    (i)
    Conversion is not subject to any conditions other than those expressly described in this Section 2 and Section 3 below;

    (ii)
    Conversion must occur immediately on the Non-Viability Trigger Event Date and Conversion may result in disruption or failures in trading or dealings in the Subordinated Debt Securities;

    (iii)
    it will not have any rights to vote in respect of any Conversion (whether as a holder of a Subordinated Debt Security or as a prospective holder of an Ordinary Share); and

    (iv)
    notwithstanding the provisions described in Section 3.9 below, Ordinary Shares issued on Conversion may not be quoted at the time of Conversion or at all;

  (d)
  where the provisions described in Section 2.3 above apply, no other conditions or events will affect the operation of such provisions and it will not have any rights to vote in respect of any Write-off under such provisions; and

  (e)
  it has no remedies on account of the failure of Westpac to issue Ordinary Shares in accordance with the provisions described in Section 3 below other than, subject to the provisions described in Section 2.3 above, to seek specific performance of Westpac's obligation to issue Ordinary Shares.

(Section 5.4 of the subordinated indenture.)

2.5   Issue of ordinary shares of successor company

        The subordinated indenture provides that if Westpac shall cease to be the ultimate parent company of the Group and the successor company is an Approved Successor, the provisions described herein under "—Additional Provisions Applicable to Subordinated Debt Securities" may be amended in accordance with the provisions described in Section 3.14 below.

(Section 5.5 of the subordinated indenture.)

2.6   No conversion at the option of the holders

        Holders of Subordinated Debt Securities do not have a right to request Conversion of their Subordinated Debt Securities at any time.

(Section 5.6 of the subordinated indenture.)

2.7   No rights before Conversion

        Before Conversion, a Subordinated Debt Security confers no rights on a holder of Subordinated Debt Securities:

  (a)
  to vote at, or receive notices of, any meeting of shareholders (referred to as "members" under Westpac's constitution) of Westpac;

  (b)
  to subscribe for new securities or to participate in any bonus issues of securities of Westpac; or

  (c)
  to otherwise participate in the profits or property of Westpac,

        except as otherwise disclosed herein or in an applicable prospectus supplement or term sheet.

(Section 5.7 of the subordinated indenture.)

2.8   Trustee's Rights upon Conversion or Write-off

        (a)   By its acquisition of the Subordinated Debt Securities, each holder of the Subordinated Debt Securities, to the extent permitted by law, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the Conversion or Write-off of the Subordinated Debt Securities other than for the trustee's gross negligence or willful misconduct.

        (b)   Holders of the Subordinated Debt Securities that acquire such Subordinated Debt Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Subordinated Debt Securities that acquire the Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Debt Securities, including in relation to the Conversion and Write-off of the Subordinated Debt Securities.

        (c)   Westpac's obligation to indemnify and reimburse the trustee under the subordinated indenture shall survive Conversion and Write-off of the Subordinated Debt Securities.

        (d)   Unless otherwise required by APRA, the rights, immunities, indemnities and protections of the trustee relating to the Conversion and Write-off of the Subordinated Debt Securities will not be amended, changed or modified without the trustee's written consent and that any such amendment, change or modification will be made in an amendment or supplement to the subordinated indenture.

        (e)   By its acquisition of the Subordinated Debt Securities, each holder of the Subordinated Debt Securities acknowledges and agrees that, upon Conversion or Write-off of the Subordinated Debt Securities, (a) the trustee shall not be required to take any further directions from such holder of the Subordinated Debt Securities either under the terms of the Subordinated Debt Securities or the subordinated indenture unless secured or indemnified to its satisfaction by such holder of the Subordinated Debt Securities, (b) it may not direct the trustee to take any action whatsoever, including without limitation, any challenge to the Conversion or Write-off of the Subordinated Debt Securities or request to call a meeting or take any other action under the subordinated indenture in connection with the Conversion or Write-off of the Subordinated Debt Securities unless secured or indemnified to its satisfaction by such holder of the Subordinated Debt Securities and (c) neither the subordinated indenture nor the Subordinated Debt Securities shall impose any duties upon the trustee whatsoever with respect to the Conversion or Write-off of the Subordinated Debt Securities. Notwithstanding the foregoing, if, following the Conversion or Write-off of the Subordinated Debt Securities, any Subordinated Debt Securities remain outstanding, then the trustee's duties under the subordinated indenture shall remain applicable with respect to the remaining outstanding Subordinated Debt Securities which have not been so Converted or Written-off.

(Section 5.8 of the subordinated indenture.)

3.     Procedures for Conversion

3.1   Conversion

        On the Non-Viability Trigger Event Date, subject to the provisions described in Section 2.3 above and Section 3.10 below, the following provisions will apply.

  (a)
  Westpac will allot and issue to each holder of a Subordinated Debt Security the Conversion Number of Ordinary Shares for each Subordinated Debt Security. The Conversion Number is, subject always to the Conversion Number being no greater than the Maximum Conversion Number, either (x) the number specified in, or determined in accordance with the relevant provisions in, the applicable prospectus supplement or term sheet for the Subordinated Debt Securities of any series or, (y) if no Conversion Number and no such provisions are specified in any such prospectus supplement or term sheet, calculated according to the following formula:

Conversion Number for each Subordinated Debt Security	=	Outstanding Principal Amount of the Subordinated Debt Security
(translated into Australian Dollars in accordance with paragraph (b)
of the definition of Outstanding Principal Amount where the
calculation date shall be the Non-Viability Trigger Event Date)
P × VWAP

where:

        Outstanding Principal Amount has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.

        P means the number specified in any such prospectus supplement or term sheet.

        VWAP means the VWAP during the VWAP Period.

        Maximum Conversion Number means a number calculated according to the following formula:

Maximum Conversion Number	=	Outstanding Principal Amount of the Subordinated Debt Security
(translated into Australian Dollars in accordance with
paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the issue date of the Subordinated Debt Securities of a series)
0.20 × Issue Date VWAP

where:

        Outstanding Principal Amount has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.

        If any Subordinated Debt Securities are Converted following a Non-Viability Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of those Subordinated Debt Securities. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

  (b)
  Subject to the provisions described in Section 3.10 below, the rights of each holder of Subordinated Debt Securities in relation to each Subordinated Debt Security that is being Converted as determined in accordance with Sections 2.1(a) and (b) will be immediately and irrevocably written-off and terminated for an amount equal to the Outstanding Principal Amount of such Subordinated Debt Security to be Converted as determined in accordance with Section 2.1 above and Westpac will apply such Outstanding Principal Amount of each such Subordinated Debt Security to be so Converted to subscribe for the Ordinary Shares to be allotted and issued under Section 3.1(a). Each holder of a Subordinated Debt Security will be deemed to have irrevocably directed that any amount payable under the provisions described in this Section 3.1 is to be applied as described in this Section 3.1 without delay (notwithstanding any other terms and conditions described in this prospectus providing for payments to be delayed) and holders do not have any right to payment in any other way.

  (c)
  Any calculation under Section 3.1(a) shall, unless the context requires otherwise, be rounded to four decimal places provided that if the total number of Ordinary Shares to be allotted and issued to a holder of Subordinated Debt Securities in respect of such holder's aggregate holding of Subordinated Debt Securities includes a fraction of an Ordinary Share, that fraction of an Ordinary Share will not be issued or delivered on Conversion.

(Section 6.1 of the subordinated indenture.)

3.2   Adjustments to VWAP generally

        For the purposes of calculating VWAP under the provisions described in Section 3.1 above:

  (a)
  where, on some or all of the ASX Business Days in the relevant VWAP Period, Ordinary Shares have been quoted on ASX as cum dividend or cum any other distribution or entitlement and Subordinated Debt Securities will be Converted into Ordinary Shares after that date and those Ordinary Shares will no longer carry that dividend or that other distribution or entitlement, then the VWAP on the ASX Business Days on which those

    Ordinary Shares have been quoted cum dividend or cum any other distribution or entitlement will be reduced by an amount, which we refer to as Cum Value, equal to:

    (i)
    in the case of a dividend or other distribution, the amount of that dividend or other distribution including, if the dividend or distribution is franked, the amount that would be included in the assessable income of a recipient of the dividend or distribution who is a natural person resident in Australia under the Tax Legislation;

    (ii)
    in the case of any entitlement that is not a dividend or other distribution for which adjustment is made under the provisions described in Section 3.2(a)(i) which is traded on the ASX on any of those ASX Business Days, the volume weighted average price of all such entitlements sold on ASX during the VWAP Period on the ASX Business Days on which those entitlements were traded (excluding trades of the kind that would be excluded in determining VWAP under the definition of that term); or

    (iii)
    in the case of other entitlements for which adjustment is not made under the provisions described in Sections 3.2(a)(i) or (ii), the value of the entitlement as reasonably determined by Westpac; and

  (b)
  where, on some or all of the ASX Business Days in the VWAP Period, Ordinary Shares have been quoted as ex dividend or ex any other distribution or entitlement, and Subordinated Debt Securities will be Converted into Ordinary Shares which would be entitled to receive the relevant dividend, distribution or entitlement, the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted ex dividend or ex any other distribution or entitlement will be increased by the Cum Value.

(Section 6.2 of the subordinated indenture.)

3.3   Adjustments to VWAP for capital reconstruction

  (a)
  Where during the relevant VWAP Period there is a change to the number of Ordinary Shares on issue because the Ordinary Shares are reconstructed, consolidated, divided or reclassified (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), which we refer to as Reclassification, into a lesser or greater number, the daily VWAP for each day in the VWAP Period which falls before the date on which trading in Ordinary Shares is conducted on a post Reclassification basis will be adjusted by multiplying such daily VWAP by the following formula:

     A
     B

    where:

    A means the aggregate number of Ordinary Shares immediately before the Reclassification; and

    B means the aggregate number of Ordinary Shares immediately after the Reclassification.

  (b)
  Any adjustment made by Westpac in accordance with the provisions described in Section 3.3(a) will be effective and binding on holders of Subordinated Debt Securities.

(Section 6.3 of the subordinated indenture.)

3.4   Adjustments to Issue Date VWAP generally

        For the purposes of determining the Issue Date VWAP as described in Section 3.1 above, adjustments will be made as described in Sections 3.2 and 3.3 above during the VWAP Period for the Issue Date VWAP. On and from the issue date, adjustments to the Issue Date VWAP:

  (a)
  may be made by Westpac in accordance with the provisions described in Sections 3.5, 3.6, and 3.7 below; and

  (b)
  if so made, will be effective and binding on holders.

(Section 6.4 of the subordinated indenture.)

3.5   Adjustments to Issue Date VWAP for bonus issues

        The subordinated indenture provides that

  (a)
  subject to the provisions described in Sections 3.5(b) and 3.5(c), if Westpac makes a pro-rata bonus issue of Ordinary Shares to holders of Ordinary Shares generally (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), the Issue Date VWAP will be adjusted immediately in accordance with the following formula:

    V = Vo × RD / (RD +RN)

    where:

    V means the Issue Date VWAP applying immediately after the application of this formula;

    Vo means the Issue Date VWAP applying immediately prior to the application of this formula;

    RD means the number of Ordinary Shares on issue immediately prior to the allotment of new Ordinary Shares pursuant to the bonus issue; and

    RN means the number of Ordinary Shares issued pursuant to the bonus issue.

  (b)
  The adjustment described in Section 3.5(a) does not apply to Ordinary Shares issued as part of a bonus share plan, employee or executive share plan, executive option plan, share top up plan, share purchase plan or a dividend reinvestment plan.

  (c)
  For the purposes of this Section 3.5, an issue will be regarded as a bonus issue notwithstanding that Westpac does not make offers to some or all holders of Ordinary Shares with registered addresses outside Australia, provided that in so doing Westpac is not in contravention of the ASX Listing Rules.

(Section 6.5 of the subordinated indenture.)

3.6   Adjustments to Issue Date VWAP for capital reconstruction

        The subordinated indenture provides that if at any time after the issue date of the Subordinated Debt Securities of a series there is a change to the number of Ordinary Shares on issue because of a Reclassification (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares) into a lesser or greater number, the Issue Date

VWAP will be adjusted by multiplying the Issue Date VWAP applicable on the ASX Business Day immediately before the date of any such Reclassification by the following formula:

     A
     B

    where:

    A means the aggregate number of Ordinary Shares on issue immediately before the Reclassification; and

    B means the aggregate number of Ordinary Shares on issue immediately after the Reclassification.

(Section 6.6 of the subordinated indenture.)

3.7   No adjustment to Issue Date VWAP in certain circumstances

        Notwithstanding the provisions described in Section 3.5 above, no adjustment will be made to the Issue Date VWAP where any such adjustment (expressed in Australian dollars and cents and rounded to the nearest whole cent with A$0.005 being rounded upwards) would be less than one per cent of the Issue Date VWAP then in effect.

(Section 6.7 of the subordinated indenture.)

3.8   Announcement of adjustment to Issue Date VWAP

        Westpac will notify any adjustment to the Issue Date VWAP made as described above to ASX and to the trustee and holders of Subordinated Debt Securities as described above under the caption "—Notice" within 10 ASX Business Days of Westpac determining the adjustment and the adjustment will be final and binding.

(Section 6.8 of the subordinated indenture.)

3.9   Status and listing of Ordinary Shares

  (a)
  Ordinary Shares issued or arising from Conversion will rank equally with, and will have the same rights as, all other fully paid Ordinary Shares provided that the rights attaching to the Ordinary Shares issued or arising from Conversion do not take effect until 5.00 pm (Sydney time) on the Non-Viability Trigger Event Date (or such other time required by APRA).

  (b)
  Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of Subordinated Debt Securities on ASX.

(Section 6.9 of the subordinated indenture.)

3.10 Conversion; receipt of Ordinary Shares; where the holder of Subordinated Debt Securities does not wish to receive Ordinary Shares; Holders' Nominee

  (a)
  Where some or all of the Subordinated Debt Securities of a series (or a percentage of the Outstanding Principal Amount of a Subordinated Debt Security) are required to be Converted pursuant to the terms described in Section 2.1, a holder of Subordinated Debt Securities or portion thereof that are subject to Conversion wishing to receive Ordinary Shares must, no later than the Non-Viability Trigger Event Date (or, in the case where Section 3.10(b)(vii) below applies, within 30 days of the date on which Ordinary Shares are issued upon such

    Conversion), have provided to Westpac or (if then appointed) the Holders' Nominee (as defined below) a notice setting out:

    (i)
    its name and address (or the name and address of any person in whose name it directs the Ordinary Shares to be issued) for entry into any register of title and receipt of any certificate or holding statement in respect of any Ordinary Shares;

    (ii)
    the security account details of such holder of Subordinated Debt Securities in the Clearing House Electronic Subregister System of Australia, operated by the ASX or its affiliates or successors ("CHESS"), or such other account to which the Ordinary Shares may be credited; and

    (iii)
    such other information as is reasonably requested by Westpac for the purposes of enabling it to issue the Ordinary Shares to the holder of Subordinated Debt Securities.

    Westpac shall have no duty to seek or obtain from any such holder of Subordinated Debt Securities any of the information required to be submitted as described in this Section 3.10(a).

  (b)
  If a Subordinated Debt Security or a portion thereof is required to be Converted and:

  (i)
  the holder of the Subordinated Debt Security has notified Westpac that it does not wish to receive Ordinary Shares as a result of the Conversion (whether entirely or to the extent specified in the notice), which notice may be given at any time on or after the issue date and no less than 15 business days prior to the Non-Viability Trigger Event Date;

  (ii)
  the Subordinated Debt Security is held by a Foreign Holder;

  (iii)
  the holder of that Subordinated Debt Security is a Clearing System Holder;

  (iv)
  for any reason (whether or not due to the fault of the holder of the Subordinated Debt Security) Westpac has not received the information required by Section 3.10(a) above prior to the Non-Viability Trigger Event Date and the lack of such information would prevent Westpac from issuing the Ordinary Shares to the holder of the Subordinated Debt Security on the Non-Viability Trigger Event Date; or

  (v)
  a FATCA Withholding is required to be made in respect of the Ordinary Shares issued upon Conversion,

    then, on the Non-Viability Trigger Event Date:

    (vi)
    where Sections 3.10(b)(i) or 3.10(b)(ii) above apply, Westpac shall issue the Ordinary Shares to the holder of the Subordinated Debt Security only to the extent (if at all) that:

    (A)
    where Section 3.10(b)(i) above applies, the holder of the Subordinated Debt Security has subsequently notified Westpac that it wishes to receive them (provided that Westpac shall have no obligation to comply with any notification received after the Non-Viability Trigger Event Date); and

    (B)
    where Section 3.10(b)(ii) above applies, Westpac is satisfied that the laws of both the Commonwealth of Australia and the Foreign Holder's country of residence permit the unconditional issue of Ordinary Shares to the Foreign Holder (but as to which Westpac is not bound to enquire and any decision is in its sole discretion), and to the extent Westpac is not required to issue Ordinary Shares directly to the holder of the Subordinated Debt Security, Westpac will issue the balance of the Ordinary Shares to the Holders' Nominee in accordance with Section 3.10(b)(vii) below;

    (vii)
    otherwise, subject to applicable law, Westpac will issue the balance of Ordinary Shares in respect of the holder of the Subordinated Debt Security to a competent nominee (which may not be Westpac or any of its Related Entities) (the "Holders' Nominee") and will promptly notify such holder of the Subordinated Debt Security of the name of and contact information for the Holders' Nominee and the number of Ordinary Shares issued to the Holders' Nominee on its behalf and, subject to applicable law and:

    (A)
    subject to Section 3.10(b)(vii)(B) below, the Holders' Nominee will as soon as reasonably possible and no later than 35 days after issue of the Ordinary Shares sell those Ordinary Shares and pay a cash amount equal to the net proceeds received, after deducting any applicable brokerage fees, stamp duty and other taxes (including, without limitation, FATCA Withholding) and charges, to the holder of the Subordinated Debt Security, in each case arising in connection with the issuance or sale of such Ordinary Shares, and each Holders' Nominee shall use the proceeds from such sale to pay any such fees, duties, taxes, charges and any FATCA Withholding arising in connection with such issuance or sale; and

    (B)
    where Sections 3.10(b)(iii) or 3.10(b)(iv) above apply, the Holders' Nominee will hold such Ordinary Shares and will transfer Ordinary Shares to such holder of the Subordinated Debt Securities (or, where Section 3.10(b)(iii) above applies, the person for whom the Clearing System Holder holds the Subordinated Debt Securities) promptly after such person provides the Holders' Nominee with the information required to be provided by such holder of the Subordinated Debt Securities (as if a reference to Westpac is a reference to the Holders' Nominee and a reference to the issue of Ordinary Shares is a reference to the transfer of Ordinary Shares) but only where such information is provided to the Holders' Nominee within 30 days of the date on which Ordinary Shares are issued to the Holders' Nominee upon Conversion of such Subordinated Debt Securities and, where such holder of the Subordinated Debt Securities fails to provide the Holders' Nominee with the information required to be provided by such holder of the Subordinated Debt Securities, the Holders' Nominee will sell the Ordinary Shares and pay the proceeds to such person in accordance with Section 3.10(b)(vii)(A) above;

    (viii)
    nothing in this Section 3.10(b) shall affect the Conversion of the Subordinated Debt Securities of a holder of the Subordinated Debt Securities who is not a person to which any of Sections 3.10(b)(i) to 3.10(b)(v) above (inclusive) described in this Section 3.10 applies; and

    (ix)
    for the purpose of this Section 3.10(b), neither Westpac nor the Holders' Nominee will owe any obligations or duties to the holders of Subordinated Debt Securities in relation to the price at which Ordinary Shares are sold or will have any liability for any loss suffered by a holder of the Subordinated Debt Securities as a result of the sale of Ordinary Shares.

  (c)
  Subject to Section 2.3, if, in respect of a Conversion of Subordinated Debt Securities where Section 3.10(b)(vii) applies, Westpac fails to issue the Conversion Number of Ordinary Shares in respect of the Subordinated Debt Securities or percentage of the relevant Outstanding Principal Amount of such Subordinated Debt Securities on the Non-Viability Trigger Event Date to any Holders' Nominee, a holder of Subordinated Debt Securities has no further right or claim in respect of such Subordinated Debt Securities or the relevant portion thereof that is subject to Conversion except such holder's entitlement to the Ordinary Shares issued upon Conversion to the Holders' Nominee and to receive the Ordinary Shares or the proceeds from their sale pursuant to Section 3.10(b) above, and such holder has no remedies on account of

    Westpac's failure to issue Ordinary Shares other than as is provided in Section 2.4(e) above. For the avoidance of doubt, if in respect of a Conversion of Subordinated Debt Securities where Section 3.10(b)(vii) applies, a Write-off occurs under Section 2.3, a holder of Subordinated Debt Securities has no further right or claim in respect of such Subordinated Debt Securities or the relevant portion thereof that is subject to Conversion (including that such holder has no entitlement to Ordinary Shares nor any right to seek specific performance of Westpac's obligation to issue Ordinary Shares as is provided in Section 2.4(e) above).

(Section 6.10 of the subordinated indenture.)

3.11 Conversion or Write-off if amounts not paid

        Conversion or Write-off may occur even if an amount shall not have been paid to a holder of Subordinated Debt Securities due to Westpac's inability to satisfy the solvency condition described in Section 1.3 above.

(Section 6.11 of the subordinated indenture.)

3.12 Conversion or Write-off after Winding-Up commences

        If an order is made by a court, or an effective resolution is passed, for a Winding-Up, and a Non-Viability Trigger Event occurs, then Conversion or Write-off shall occur (subject to the provisions described in Section 2.3 above) in accordance with the provisions described in Sections 2.1 and 2.2 above.

(Section 6.12 of the subordinated indenture.)

3.13 Conversion or Write-off of a percentage of Outstanding Principal Amount

        If in accordance with the provisions described in Section 2.1 above, a percentage of the Outstanding Principal Amount of each Subordinated Debt Security is required to be Converted or Written-off upon the occurrence of a Non-Viability Trigger Event, then the provisions described in Section 3 will apply to the Conversion or Write-off as if references to the Outstanding Principal Amount of each Subordinated Debt Security were references to the relevant percentage of the Outstanding Principal Amount of each Subordinated Debt Security to be Converted or Written-off.

(Section 6.13 of the subordinated indenture.)

3.14 Amendment of terms and conditions relating to Conversion for Approved Successor

  The subordinated indenture provides that

  (a)
  if:

  (i)
  it is proposed that Westpac be replaced as the ultimate parent company of the Group by an Approved Successor, which we refer to as the Replacement; and

  (ii)
  the Approved Successor agrees to expressly assume, by supplemental indenture to the subordinated indenture, Westpac's obligations in respect of the Subordinated Debt Securities for the benefit of holders of Subordinated Debt Securities under which it agrees (among other things):

  (A)
  to deliver fully paid ordinary shares in the capital of the Approved Successor, which we refer to as Approved Successor Shares, under all circumstances when Westpac would have otherwise been obliged to deliver Ordinary Shares on a Conversion, subject to the same terms and conditions described in this prospectus, as amended in accordance with the provisions described in this Section 3.14; and

      (B)
      to use all reasonable endeavors and furnish all such documents, information and undertakings as may be reasonably necessary in order to procure quotation of the Approved Successor Shares issued under the terms and conditions described in this prospectus on the stock exchanges on which the other Approved Successor Shares are quoted at the time of a Conversion,

      Westpac may, with APRA's prior written approval, but without the authority, assent or approval of holders of Subordinated Debt Securities, give a notice, which we refer to as an Approved Replacement Notice, to holders of Subordinated Debt Securities as described above under the caption "—Notice" (which, if given, must be given as soon as practicable before the Replacement and in any event no later than 10 ASX Business Days before the Replacement occurs).

  (b)
  An Approved Replacement Notice must specify the amendments to the terms and conditions of the Subordinated Debt Securities which will be made in accordance with the provisions described in this Section 3.14, being those amendments which in Westpac's reasonable opinion are necessary, expedient or appropriate to effect the substitution of the Approved Successor as the debtor in respect of Subordinated Debt Securities and the issuer of ordinary shares on Conversion (including such amendments as are necessary, expedient or appropriate for the purposes of complying with the provisions of Chapter 2L of the Australian Corporations Act where the Approved Successor is not an authorized deposit-taking institution under the Australian Banking Act) or which are necessary, expedient or convenient in relation to taxes where the Approved Successor is incorporated outside Australia.

  (c)
  An Approved Replacement Notice, once given, will be irrevocable.

  (d)
  If Westpac gives an Approved Replacement Notice to holders of Subordinated Debt Securities in accordance with the provisions described in Section 3.14(a), then with effect on and from the date specified in the Approved Replacement Notice:

  (i)
  the Approved Successor will assume all of the obligations of, and succeed to, and be substituted for, and may exercise every right and power of, Westpac in respect of the Subordinated Debt Securities with the same effect as if the Approved Successor had been the original issuer of the Subordinated Debt Securities;

  (ii)
  Westpac (or any corporation which has previously assumed the obligations of Westpac) will be released from its liability in respect of the Subordinated Debt Securities; and

  (iii)
  references to Westpac herein will be deemed to be references to the Approved Successor and references to Ordinary Shares herein will be deemed to be references to Approved Successor Shares.

  (e)
  If Westpac gives an Approved Replacement Notice in accordance with the provisions described in Section 3.14(a), then each holder of Subordinated Debt Securities by its purchase and holding of a Subordinated Debt Security will be deemed to have irrevocably consented to becoming a member of the Approved Successor in respect of Approved Successor Shares issued on Conversion and to have agreed to be bound by the constitution or other organizational documents of the Approved Successor.

  (f)
  Westpac will not be permitted to issue an Approved Replacement Notice unless:

  (i)
  APRA is satisfied that the capital position of Westpac on a "Level 1 basis" and "Level 2 basis" in accordance with the Prudential Standards will not be adversely affected by the Replacement; or

    (ii)
    the Approved Successor or another entity which is not a Related Entity of Westpac (other than an entity which is a direct or indirect parent entity of Westpac) and is approved by APRA subscribes for Ordinary Shares or other capital instruments acceptable to APRA in such amount as may be necessary, or take other steps acceptable to APRA to ensure that the capital position of Westpac on a "Level 1 basis" and "Level 2 basis" in accordance with the Prudential Standards will not be adversely affected by the Replacement, including, if required by APRA or the Prudential Standards, undertaking any capital injection in relation to Westpac to replace the Subordinated Debt Securities.

        Any capital injection carried out pursuant to the provisions described in Section 3.14(f)(ii) must:

      (A)
      be unconditional;

      (B)
      occur simultaneously with the substitution of the Approved Successor; and

      (C)
      be of equal or better quality capital and at least the same amount as the Subordinated Debt Securities, unless otherwise approved by APRA in writing.

        The foregoing provisions described in this Section 3.14 will not prevent Westpac from proposing, or limit, any scheme of arrangement or other similar proposal that may be put to holders of Subordinated Debt Securities or Westpac's members.

(Section 6.14 of the subordinated indenture.)

3.15 Power of attorney

        The subordinated indenture provides that by holding a Subordinated Debt Security, each such holder is deemed to irrevocably appoint each of Westpac, its directors or authorized signatories and any of Westpac's liquidators or administrators (each an Attorney) severally to be the attorney of such holder with power in the name and on behalf of such holder to sign all documents and transfers and do any other thing as may in the Attorney's opinion be necessary or desirable to be done in order to give effect to, or for such holder to observe or perform such holder's obligations under, the provisions described in Sections 2 and 3. Such power of attorney is given for valuable consideration and to secure the performance by such holder of such holder's obligations under the provisions described in Sections 2 and 3 and is irrevocable.

(Section 6.15 of the subordinated indenture.)

3.16 Cancellation

        The subordinated indenture provides that all Subordinated Debt Securities so Converted will forthwith be canceled and may not be re-issued or resold.

(Section 6.16 of the subordinated indenture.)

3.17 Calculations

        For the avoidance of doubt, any and all calculations relating to the Conversion or Write-off of the Subordinated Debt Securities and any adjustments thereto shall be performed by, or on behalf of, Westpac and the holders shall direct any questions or concerns regarding such calculations to Westpac or such other persons performing such calculations or adjustments.

(Section 6.17 of the subordinated indenture.)

4.     Definitions

        In this section "—Additional Provisions Applicable to Subordinated Debt Securities", the following expressions have the following meanings:

        "Additional Tier 1 Capital" has the meaning given to it in the Prudential Standards;

        "Administrative Action" means any judicial decision, official pronouncement or action, published or private ruling, interpretative decision, regulatory procedure or policy, application of a regulatory procedure or policy and any notice or announcement (including any notice or announcement of intent to adopt or make any of those things);

        "Adverse Tax Event" has the meaning set out in "—Redemption of Subordinated Securities—Redemption for Taxation Reasons";

        "Approved Successor" means a company that replaces, or is proposed to replace, Westpac as the ultimate parent company of the Group and that satisfies the following requirements:

  (a)
  the proposed successor company complies with all applicable legal requirements and obtains any necessary regulatory approvals (including, to the extent required, APRA's prior written approval);

  (b)
  the proposed successor company agrees to take any necessary action to give effect to an amendment to the terms of the subordinated indenture as described in Section 3.14;

  (c)
  the ordinary shares of the proposed successor company are to be listed on the ASX or any internationally recognized stock exchange;

  (d)
  the proposed successor company has a place of business in New South Wales, Australia or has appointed a process agent in New South Wales, Australia to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Subordinated Debt Securities;

  (e)
  the proposed successor company has, in the reasonable opinion of an independent expert, the financial capacity to perform Westpac's obligations under the subordinated indenture in respect of the Subordinated Debt Securities; and

  (f)
  the proposed replacement of Westpac and the requirements described in paragraphs (a) to (c) of this definition would not, in the reasonable opinion of an independent expert, otherwise adversely affect the interests of holders of the Subordinated Debt Securities, and for the purposes of this definition, "independent expert" means a reputable investment bank operating in Australia or an investment bank of international repute acting independently of Westpac and appointed by Westpac to provide the opinions referred to in paragraphs (e) and (f) of this definition;

        "Assets" means, in respect of Westpac, its total non-consolidated gross assets as shown by the latest published full-year audited or half-year reviewed accounts, as the case may be, of Westpac, but adjusted for events subsequent to the date of such accounts in such manner and to such extent as two authorized signatories of Westpac or, if Westpac is in Winding-Up, the liquidator may determine to be appropriate;

        "ASX" means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691);

        "ASX Business Day" means a business day as defined in the ASX Listing Rules;

        "ASX Listing Rules" means the listing rules of ASX from time to time with any modifications or waivers in their application to Westpac which ASX may grant;

        "Australian Dollars" and "A$" mean the lawful currency of Australia;

        "CHESS" has the meaning given to it in Section 3.10(a)(ii);

        "Clearing System Holder" means that the Holder is the operator of a clearing system or a depository, or a nominee for a depository, for a clearing system.

        "Common Equity Tier 1 Capital" has the meaning given to it in the Prudential Standards;

        "Conversion" means, upon the occurrence of a Non-Viability Trigger Event, the conversion of all or some Subordinated Debt Securities (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security) into Ordinary Shares of Westpac in accordance with the terms of the subordinated indenture. "Convert" and "Converted" shall have corresponding meanings;

        "Denomination" has the meaning given in the prospectus supplement;

        "Equal Ranking Instruments" means instruments which satisfy the requirements set out in one of the following paragraphs (a), (b) or (c):

  (a)
  any instruments, present and future, issued by Westpac after January 1, 2013 which:

  (i)
  by their terms are, or are expressed to be, subordinated in a Winding-Up to the claims of Senior Creditors;

  (ii)
  qualify as Tier 2 Capital of Westpac; and

  (iii)
  in a Winding-Up rank, or are expressed to rank, prior to, and senior in right of payment to, instruments which constitute Additional Tier 1 Capital or Common Equity Tier 1 Capital of Westpac (or any instruments which were issued prior to January 1, 2013 and were treated as constituting tier one capital in accordance with the Prudential Standards which applied prior to January 1, 2013 irrespective of whether or not such instruments are treated as constituting tier one capital in accordance with any transitional arrangements approved by APRA);

  (b)
  the Perpetual Capital Notes (irrespective of whether or not such instruments are treated as constituting Tier 2 Capital in accordance with any transitional arrangements approved by APRA); or

  (c)
  any other instruments, present and future, issued by Westpac where, the right to repayment ranks, or is expressed to rank, in a Winding-Up, equally with the claims of holders of Subordinated Debt Securities (irrespective of whether or not such instruments qualify as Tier 2 Capital of Westpac);

        "FATCA Withholding" means any deduction or withholding made for or on account of FATCA;

        "Foreign Holder" means a holder of Subordinated Debt Securities (a) whose place of residence is outside Australia or (b) who Westpac otherwise believes may not be a resident of Australia;

        "Holders' Nominee" has the meaning given to it in Section 3.10(b)(vii);

        "Interest Rate" means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Outstanding Principal Amount of the Subordinated Debt Securities specified in a prospectus supplement or a term sheet or calculated or determined in accordance with the provisions specified in a prospectus supplement or a term sheet;

        "Issue Date VWAP" means the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the issue date, as adjusted in accordance with Section 3;

        "Junior Ranking Capital Instruments" means instruments, present and future, issued by Westpac which:

  (a)
  by their terms are, or are expressed to be, subordinated in a Winding-Up to the claims of holders of Subordinated Debt Securities and other Equal Ranking Instruments; and

  (b)
  qualify as Additional Tier 1 Capital or Common Equity Tier 1 Capital of Westpac (or, in the case of any instruments issued prior to January 1, 2013, were treated as constituting tier one capital in accordance with the Prudential Standards which applied prior to January 1, 2013 irrespective of whether or not such instruments are treated as constituting Tier 1 Capital in accordance with any transitional arrangements approved by APRA);

        "Liabilities" means, in respect of Westpac, its total non-consolidated gross liabilities as shown by its latest published full-year audited or half-year reviewed accounts, as the case may be, but adjusted for events subsequent to the date of such accounts in such manner and to such extent as two authorized signatories of Westpac or, if Westpac is in Winding-Up, the liquidator may determine to be appropriate;

        "Non-Viability Trigger Event" occurs when APRA notifies Westpac in writing that it believes:

  (a)
  Conversion or Write-off of all or some Subordinated Debt Securities, or conversion or write-off of all or some Relevant Securities is necessary because, without it, Westpac would become non-viable; or

  (b)
  a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable;

  "Non-Viability Trigger Event Date" has the meaning given to it in Section 2.1(c)(iii);

        "Ordinary Share" means a fully paid ordinary share in the capital of Westpac;

        "Outstanding Principal Amount" means in respect of any Subordinated Debt Security which is outstanding at any time, the outstanding principal amount of the Subordinated Debt Security, and for such purposes:

  (a)
  the principal amount of a Subordinated Debt Security issued at a discount or at par, but which has not been Converted or Written-off, is at any time to be taken to be equal to its Denomination;

  (b)
  if an amount is required to be determined in Australian Dollars, the Australian Dollar equivalent of the Specified Currency is to be determined on the basis of the spot rate of exchange for the sale of Australian Dollars against the purchase of such relevant Specified Currency in the Sydney foreign exchange market quoted by any leading bank selected by Westpac on the relevant calculation date. The calculation date is, at the discretion of Westpac, either the date specified in the relevant formula or the preceding day on which commercial banks and foreign exchange markets are open for business in Sydney or such other date as may be specified by Westpac in the prospectus supplement; and

  (c)
  if the principal amount of a Subordinated Debt Security has from time to time been Converted or Written-off as described in Sections 2 and 3, the principal amount of the Subordinated Debt Security will be reduced by the principal amount so Converted or Written-off;

        "Perpetual Capital Notes" means the Perpetual Capital Floating Rate Notes issued by Westpac on September 30, 1986 (as may be varied or amended from time to time);

        "Prudential Standards" means the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time;

        "Regulatory Event" has the meaning set out in "—Redemption of Subordinated Securities—Redemption for Regulatory Reasons";

        "Related Entity" means an entity over which Westpac or any parent of Westpac exercises control or significant influence, as determined by APRA from time to time;

        "Relevant Securities" means Relevant Tier 1 Securities and Relevant Tier 2 Securities;

        "Relevant Tier 1 Security" means a security forming part of the Tier 1 Capital of Westpac on a "Level 1 basis" or "Level 2 basis" in accordance with the Prudential Standards which, upon the occurrence of a Non-Viability Trigger Event, may be either:

  (a)
  converted into Ordinary Shares; or

  (b)
  written-off or written-down (and all rights and claims of the holders in respect of the security shall be written-off or written-down);

        "Relevant Tier 2 Security" means a security, including the Subordinated Debt Securities, forming part of the Tier 2 Capital of Westpac on a "Level 1 basis" or "Level 2 basis" in accordance with the Prudential Standards which, upon the occurrence of a Non-Viability Trigger Event, may be either:

  (a)
  converted into Ordinary Shares; or

  (b)
  written-off or written-down (and all rights and claims of the holders in respect of the security shall be written-off or written-down).

        "Relevant Transaction" has the meaning set out in "—Redemption of Subordinated Securities—Redemption for Taxation Reasons";

        "Senior Creditors" means all depositors and other creditors (present and future) of Westpac, including all holders of Westpac's debt:

  (a)
  whose claims are admitted in a Winding-Up; and

  (b)
  whose claims are not made as holders of indebtedness arising under:

  (i)
  an Equal Ranking Instrument; or

  (ii)
  a Junior Ranking Capital Instrument.

        Senior Creditors include holders of any instruments issued by Westpac prior to January 1, 2013 which constituted Lower Tier 2 Capital as described in the Prudential Standards as in effect prior to January 1, 2013, irrespective of whether or not such instruments are treated as constituting Tier 2 Capital in accordance with any transitional arrangements approved by APRA;

        "Solvent" with respect to Westpac, shall mean (i) it is able to pay its debts as they fall due; and (ii) its Assets exceed its Liabilities;

        "Solvent Reconstruction" means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding Subordinated Debt Securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented;

        "Specified Currency" has the meaning given in a prospectus supplement or a term sheet;

        "Tax Legislation" means (a) the Income Tax Assessment Act 1936 of Australia or the Income Tax Assessment Act 1997 of Australia (both as amended from time to time, as the case may be, and a reference to any section of the Income Tax Assessment Act 1936 includes a reference to that section as rewritten in the Income Tax Assessment Act 1997), (b) any other law setting the rate of income tax payable by the Company, and (c) any regulation made under such laws.

        "Tier 1 Capital" has the meaning given to it in the Prudential Standards;

        "Tier 2 Capital" has the meaning given to it in the Prudential Standards;

        "VWAP" means, subject to any adjustments under the provisions described in Sections 3 above, the average of the daily volume weighted average sale prices (such average and each such daily average sale price being expressed in Australian dollars and cents and rounded to the nearest full cent, with A$0.005 being rounded upwards) of Ordinary Shares sold on ASX during the relevant period or on the relevant days but does not include any "crossing" transacted outside the "Open Session State" or any "special crossing" transacted at any time, each as defined in the ASX Market Rules or any overseas trades or trades pursuant to the exercise of options over Ordinary Shares;

        "VWAP Period" means the period of 5 ASX Business Days on which trading in Ordinary Shares took place immediately preceding (but not including) the Non-Viability Trigger Event Date;

        "Winding-Up" means the legal procedure for the liquidation of Westpac commenced when:

  (a)
  a court order is made for the winding-up of Westpac; or

  (b)
  an effective resolution is passed by members for the winding-up of Westpac,

  other than in connection with a Solvent Reconstruction; and

        "Write-off" has the meaning given to it in Section 2.3(c). "Written-off" shall have a corresponding meaning.

(Section 1.1 of the subordinated indenture.)

DESCRIPTION OF ORDINARY SHARES

Share Capital

        As at September 30, 2016, Westpac had 3,183,907,786 Ordinary Shares on issue.

Description of the type and class of securities admitted

        The Ordinary Shares were created under Australian legislation. The Ordinary Shares are currently listed on ASX and the New Zealand Exchange, and American Depository Shares representing Ordinary Shares are currently listed on the New York Stock Exchange. Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of Subordinated Debt Securities on ASX.

Form and currency of the Ordinary Shares

        The Ordinary Shares are denominated in A$. The Ordinary Shares are in uncertificated, registered form.

Rights attaching to the Ordinary Shares

        Westpac was registered on August 23, 2002 as a public company limited by shares under the Australian Corporations Act. Westpac's constitution was most recently amended at the general meeting held on December 13, 2012. The rights attaching to Westpac's Ordinary Shares are set out in the Australian Corporations Act and its constitution, and include:

  Profits and dividends

        Holders of Ordinary Shares are entitled to receive such dividends on those shares as may be determined by Westpac's Directors from time to time. Dividends that are paid but not claimed may be invested by our Directors for the benefit of Westpac until required to be dealt with in accordance with any law relating to unclaimed monies.

        Our constitution requires that dividends be paid out of our profits. In addition, under the Australian Corporations Act, Westpac must not pay a dividend unless our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for payment of the dividend. In addition, the payment must be fair and reasonable to the Westpac's shareholders and must not materially prejudice Westpac's ability to pay its creditors.

        Subject to the Australian Corporations Act, the constitution, the rights of persons (if any) entitled to shares with special rights to dividend and any contrary terms of issue of or applying to any shares, our Directors may determine that a dividend is payable, fix the amount and the time for payment and authorize the payment or crediting by Westpac to, or at the direction of, each shareholder entitled to that dividend.

        If any dividends are returned unclaimed, we are generally obliged, under the Australian Banking Act, to hold those amounts as unclaimed monies for a period of three years. If at the end of that period the monies remain unclaimed by the shareholder concerned, we must submit an annual unclaimed money return to the Australian Securities and Investment Commission by March 31 each year containing the unclaimed money as at December 31 of the previous year. Upon such payment being made, we are discharged from further liability in respect of that amount.

        Westpac's Directors may, before paying any dividend, set aside out of our profits such sums as they think proper as reserves, to be applied, at the discretion of our Directors, for any purpose for which the profits may be properly applied. Westpac's Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

        The following restrictions apply to our ability to declare and/or pay dividends:

  (i)
  if the payment of the dividend would breach or cause a breach by Westpac of applicable capital adequacy or other supervisory requirements of APRA. Currently, one such requirement is that a dividend should not be paid without APRA's prior consent if payment of that dividend, after taking into account all other dividends (if any) paid on our shares and payments on more senior capital instruments, in the preceding 12 consecutive months to which they relate, would cause the aggregate of such dividend payments to exceed our after tax earnings for the preceding 12 consecutive months, as reflected in our relevant audited consolidated financial statements. Restrictions on the distribution of earnings, including payment of dividends, discretionary bonuses and Additional Tier 1 capital distributions, also apply when capital ratios fall within APRA's capital conservation buffer range;

  (ii)
  if, under the Australian Banking Act, Westpac is directed by APRA not to pay a dividend;

  (iii)
  if the declaration or payment of the dividend would result in Westpac becoming insolvent; and

  (iv)
  if any interest payment, dividend, redemption payment or other distribution on certain Additional Tier 1 securities issued by the Group is not paid in accordance with the terms of those securities, we may be restricted from declaring and/or paying dividends on Ordinary Shares (and certain Additional Tier 1 securities). This restriction is subject to a number of exceptions.

  Voting rights

        Holders of our fully paid Ordinary Shares have, at general meetings (including special general meetings), one vote on a show of hands and, upon a poll, one vote for each fully paid share held by them.

  Winding-Up

        Subject to any preferential entitlement of holders of preference shares on issue at the relevant time, holders of our Ordinary Shares are entitled to share equally in any surplus assets if we are wound up.

TAXATION

United States Taxation

Senior Debt Securities

        The following is a general discussion of the material US federal income tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities by US Holders (as defined below) who purchase the Senior Debt Securities in an offering of Senior Debt Securities at their issue price (determined as set forth below) and hold the Senior Debt Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to US Holders in light of their particular circumstances or to US Holders subject to special rules under US federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the US, US Holders who hold the Senior Debt Securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, US Holders who mark their securities to market for US federal income tax purposes or US Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or non-US tax laws or any US federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a "contingent payment debt instrument" (as defined under applicable Treasury Regulations) (such as a Senior Debt Security where the amount of principal and/or interest payable is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Senior Debt Security is denominated), a Senior Debt Security with a maturity later than 30 years from its date of issuance, a Senior Debt Security that does not obligate Westpac to repay an amount equal to at least the issue price of the Senior Debt Security, or certain "variable rate debt instruments" (as defined under applicable Treasury Regulations), and a general discussion of any materially different US federal income tax considerations relating to any such particular Senior Debt Security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "US Holder" means a beneficial owner of a Senior Debt Security that is, for US federal income tax purposes, (i) an individual citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the US is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for US federal income tax purposes invests in a Senior Debt Security, the US federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the US federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Senior Debt Security.

        Prospective purchasers are advised to consult their own tax advisors as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the Senior Debt Securities in light of their particular circumstances, as well as the effect of any state, local or non-US tax laws.

  Interest and Original Issue Discount on the Senior Debt Securities

        Each US Holder of a Senior Debt Security must include in income payments of "qualified stated interest" (as described below) in respect of such Senior Debt Security in accordance with such US Holder's method of accounting for US federal income tax purposes as ordinary interest income. In general, if the issue price of a Senior Debt Security, determined by the first price at which a substantial amount of the Senior Debt Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such Senior Debt Security by an amount that is equal to or more than a de minimis amount, a US Holder will be considered to have purchased such Senior Debt Security with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a Senior Debt Security multiplied by the number of complete years to maturity (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security). If a US Holder acquires a Senior Debt Security with OID, then regardless of such US Holder's method of accounting for US federal income tax purposes, such US Holder generally will be required to accrue its pro rata share of OID on such Senior Debt Security on a constant-yield basis and include such accruals in gross income, whether or not such US Holder will have received any cash payment on such Senior Debt Security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of Senior Debt Securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the Senior Debt Security. Special rules apply to Senior Debt Securities with a fixed maturity of one year or less. See below under "—Short-Term Senior Debt Securities".

        "Stated redemption price at maturity" generally means the sum of all payments to be made on a Senior Debt Security other than payments of "qualified stated interest". "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a Senior Debt Security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply to such Senior Debt Security will be described in the applicable prospectus supplement or term sheet.

        In the case of a Senior Debt Security that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. If applicable to any Senior Debt Security, the special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances will be described in the applicable prospectus supplement or term sheet.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a Senior Debt Security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the Senior Debt Security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Senior Debt Security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the Senior Debt Security).

        An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Senior Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Senior Debt Security's term. The US Internal Revenue Service ("IRS") may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

        If interest on a Senior Debt Security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

        If a floating rate Senior Debt Security does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate Senior Debt Security provides for contingent payments, such Senior Debt Security may constitute a "contingent payment debt instrument". Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. If applicable to any Senior Debt Security, the special rules applicable to contingent payment debt instruments will be described in the applicable prospectus supplement or term sheet.

        In general, the following rules apply if (i) a Senior Debt Security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the Senior Debt Security provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the Senior Debt Security. If based on all the facts and circumstances as of the issue date a single payment schedule for a Senior Debt Security, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Senior Debt Security are computed based on this payment schedule. If we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Senior Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Senior Debt Security and (ii) in the case of an option or options exercisable by a holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Senior Debt Security. Senior Debt Securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "Change in Circumstances"), then, except to the extent that a portion of the Senior Debt Security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the Senior Debt Security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the Senior Debt Security's adjusted issue price on that date.

        A US Holder may elect to treat all interest on any Senior Debt Security as OID and calculate the amount includible in gross income under the constant yield method. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election must be made for the taxable year in which a US Holder acquires a Senior Debt Security, and may not be revoked without the consent of the IRS.

  Premium on the Senior Debt Securities

        If the amount paid by a US Holder for a Senior Debt Security exceeds the stated redemption price at maturity of such Senior Debt Security, such US Holder generally will be considered to have purchased such Senior Debt Security at a premium equal in amount to such excess. In this event, such US Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such Senior Debt Security. In the case of a Senior Debt Security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the US Holder will exercise or not exercise redemption rights in a manner that maximizes the US Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing US Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  Short-Term Senior Debt Securities

        Senior Debt Securities that have a fixed maturity of one year or less ("Short-Term Senior Debt Securities") will be treated as issued with OID. In general, an individual or other US Holder that uses the cash method of accounting is not required to accrue such OID unless such US Holder elects to do so. If such an election is not made, any gain recognized by such US Holder on the sale, exchange, redemption or other disposition of a Short-Term Senior Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, redemption or other disposition, and a portion of the deduction otherwise allowable to such US Holder for interest on borrowings allocable to the Short-Term Senior Debt Security will be deferred until a corresponding amount of income on such Short-Term Senior Debt Security is realized. US Holders who report income for US federal income tax purposes under the accrual method of accounting and certain other US Holders are required to accrue OID related to a Short-Term Senior Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

  Sale, Exchange, Redemption or Other Disposition of the Senior Debt Securities

        In general, a US Holder of a Senior Debt Security will have a tax basis in such Senior Debt Security equal to the cost of such Senior Debt Security to such US Holder, increased by any amount includible in income by such US Holder as OID and reduced by any amortized premium and any payments received with respect to the Senior Debt Security other than payments of qualified stated interest. Upon a sale, exchange, redemption or other disposition of a Senior Debt Security, a US Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such US Holder's adjusted tax basis in such Senior Debt Security. Subject to the rules described below under "—Foreign Currency Senior Debt Securities", such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such US Holder has held such Senior Debt Security for more than one year at the time of such sale, exchange, redemption or other disposition. Certain non-corporate US Holders are entitled to preferential treatment for net long-term capital gains. The ability of a US Holder to offset capital losses against ordinary income is limited. Such gain or loss generally will be from sources within the United States.

  Foreign Currency Senior Debt Securities

        The following discussion generally describes special rules that apply, in addition to the rules described above, to Senior Debt Securities that are denominated in, or provide for payments determined by reference to, non-US currency ("Foreign Currency Senior Debt Securities"). The amount of qualified stated interest paid with respect to a Foreign Currency Senior Debt Security that is includible in income by a US Holder that uses the cash method of accounting for US federal income tax purposes is the US dollar value of the amount paid, as determined on the date of actual or constructive receipt by such US Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a Foreign Currency Senior Debt Security held by a US Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Senior Debt Security that is not required to be accrued) for every US Holder, such US Holder is required to include the US dollar value of the amount of such interest income or OID (which is determined in the non-US currency) that accrued during the accrual period. The US dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, such US Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, at the spot rate of exchange in effect on the last day of the taxable year). If the last day of the accrual period is within five business days of the date of receipt of the accrued interest, a US Holder that has made such election may translate accrued interest using the spot rate of exchange in effect on the date of receipt. The above election will apply to all debt obligations held by such US Holder and may not be changed without the consent of the IRS. A US Holder will recognize, as ordinary income or loss, foreign currency gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the spot rate of exchange used to determine the accrued interest income or OID for the relevant accrual period and the spot rate of exchange on the date such interest or OID is actually or constructively received.

        A US Holder will calculate the amortization of bond premium for a Foreign Currency Senior Debt Security in the applicable non-US currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into US dollars at the spot rate of exchange used for those interest payments. Foreign currency gain or loss will be realized with respect to amortized premium on a Foreign Currency Senior Debt Security based on the difference between the spot rate of exchange at which the amortization deductions were translated into US dollars and the spot rate of exchange on the date such US Holder acquired the Foreign Currency Senior Debt Security.

        The amount realized with respect to a sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security generally will be the US dollar value of the payment received, determined on the date of disposition of such Foreign Currency Senior Debt Security (using the spot rate of exchange on such date). However, with respect to Foreign Currency Senior Debt Securities that are treated as traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a US Holder that is a cash method taxpayer or (ii) a US Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized generally will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates between the date of purchase and the date of sale, exchange, redemption or other disposition. Such foreign currency gain or loss, together with any foreign currency gain or loss realized on such disposition in respect of accrued interest or OID, will be recognized only to the extent of the total gain or loss realized by such US Holder on the sale, exchange, redemption or other disposition of the Foreign Currency Senior Debt Security. Any gain or loss realized by a US Holder not treated as foreign currency gain or loss generally will be capital gain or loss (subject to the discussion above regarding Short-Term Senior Debt Securities).

        A US Holder that determines its amount realized in connection with the sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security by reference to the spot rate of exchange on the date of such sale, exchange, redemption or other disposition (rather than on the settlement date) may recognize additional foreign currency gain or loss upon receipt of non-US currency from such sale, exchange, redemption or other disposition.

        A US Holder will recognize an amount of foreign currency gain or loss on a sale or other disposition of any non-US currency equal to the difference between (i) the amount of US dollars, or the fair market value in US dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-US currency. A US Holder generally will have a tax basis in non-US currency received from a sale, exchange, redemption or other disposition of a Foreign Currency Senior Debt Security equal to the US dollar value of such non-US currency on the date of receipt.

        A Senior Debt Security that provides for payments in more than one currency generally will be treated as a "contingent payment debt instrument", and the special rules applicable to such instruments will be described in the applicable prospectus supplement or term sheet.

  Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a US Holder that purchases Senior Debt Securities from more than one series of Senior Debt Securities.

  Medicare Tax

        In addition to regular US federal income tax, certain US Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their interest income (including accrued OID) and net gain from the sale, exchange, redemption or other disposition of a Senior Debt Security.

  Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and the proceeds of sales by, certain non-corporate US Holders. A US Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a US Holder's US federal income tax liability, provided the required information is timely furnished by such US Holder to the IRS.

  Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A US Holder that participates in any "reportable transaction" (as defined in the Treasury Regulations) must attach to its US federal income tax return a disclosure statement on IRS Form 8886. Each US Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Senior Debt Securities or any amounts received with respect to the Senior Debt Securities.

  Disclosure Requirements for Specified Foreign Financial Assets

        Individual US Holders (and certain US entities specified in US Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their US federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-US financial institution and may also include the Senior Debt Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of US federal income taxes may be extended, in the event of a failure to comply. Each US Holder should consult its own tax advisor regarding the possible application of this filing requirement.

Subordinated Debt Securities

        The following is a general discussion of the material US federal income tax considerations relating to the purchase, ownership and disposition of the Subordinated Debt Securities by Subordinated US Holders (as defined below) who purchase the Subordinated Debt Securities in an offering of Subordinated Debt Securities at their issue price (generally the first price at which a substantial amount of the Subordinated Debt Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the Subordinated Debt Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to Subordinated US Holders in light of their particular circumstances or to Subordinated US Holders subject to special rules under US federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, Subordinated US Holders that own (or are deemed to own) 10% or more (by voting power) of our stock, certain former citizens or residents of the US, Subordinated US Holders who hold the Subordinated Debt Securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, Subordinated US Holders who mark their securities to market for US federal income tax purposes or Subordinated US Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or non-US tax laws or any US federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements and the tax treaty between the United States and Australia, as amended (the "Tax Treaty"), all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a Subordinated Debt Security that is issued with an issue price that exceeds such Subordinated Debt Security's principal amount or a Subordinated Debt Security where the amount of principal and/or interest payable is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Subordinated Debt Security is denominated, and a general discussion of any materially different US federal income tax considerations relating to any such particular Subordinated Debt Security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "Subordinated US Holder" means a beneficial owner of a Subordinated Debt Security that is, for US federal income tax purposes, (i) an individual citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the US is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for US federal income tax purposes invests in a Subordinated Debt Security, the US federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the US federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Subordinated Debt Security.

        Except as described below under "—Passive Foreign Investment Company Considerations", this discussion assumes that we are not and will not be a passive foreign investment company for US federal income tax purposes.

        Prospective purchasers are advised to consult their own tax advisors as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the Subordinated Debt Securities in light of their particular circumstances, as well as the effect of any state, local or non-US tax laws.

  Classification of the Subordinated Debt Securities

        The determination of whether a security should be classified as indebtedness or equity for US federal income tax purposes requires a judgment based on all the relevant facts and circumstance. There is no statutory, judicial or administrative authority that directly addresses the US federal income tax treatment of securities similar to the Subordinated Debt Securities. It is therefore unclear whether the Subordinated Debt Securities should be treated as indebtedness or equity for US federal income tax purposes. Nonetheless, although not free from doubt, based upon an analysis of the relevant facts and circumstances, under applicable law as of the date hereof, it is more likely than not that the Subordinated Debt Securities will be treated as equity for US federal income tax purposes. This classification will be binding on a Subordinated US Holder, unless the Subordinated US Holder expressly discloses that it is adopting a contrary position on its income tax return. However, this treatment is not binding on the IRS and it is possible that a Subordinated Debt Security could be treated as indebtedness for US federal income tax purposes. Due to the lack of authority regarding the classification of the Subordinated Debt Securities for US federal income tax purposes, each Subordinated US Holder should consult its own tax advisor regarding the appropriate classification of the Subordinated Debt Securities. Except as described below under "—Alternative Classification of the Subordinated Debt Securities", the remainder of this discussion assumes the Subordinated Debt Securities will be treated as equity for US federal income tax purposes.

  Interest Payments on the Subordinated Debt Securities

        Payments of interest on the Subordinated Debt Securities will be treated as distributions paid with respect to our stock. A Subordinated US Holder that receives a distribution of cash with respect to a Subordinated Debt Security generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any non-US tax withheld from such distribution) to the extent of our current or accumulated earnings and profits (as determined for US federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of such Subordinated US Holder's adjusted tax basis in such Subordinated Debt Security and then as gain (which will be treated in the manner described below under "—Sale, Exchange, Redemption, Write-off or Other Disposition of the Subordinated Debt Securities"). We have not maintained and do not plan to maintain calculations of earnings and profits for US federal income tax purposes. As a result, a Subordinated US Holder may need to include the entire amount of any such distribution in income as a dividend.

        The amount of any distribution on a Subordinated Debt Security made in non-US currency is the US dollar value of the distribution translated at the spot rate of exchange on the date such distribution is received by or for the account of the Subordinated US Holder. Such Subordinated US Holder generally will have a basis in such non-US currency equal to the US dollar value of such non-US currency on the date of such receipt. Any gain or loss on a conversion or other disposition of such non-US currency by such Subordinated US Holder generally will be treated as ordinary income or loss from sources within the United States.

        A distribution on a Subordinated Debt Security that is treated as a dividend generally will constitute income from sources outside the United States and generally will be categorized for US foreign tax credit purposes as "passive category income" or, in the case of some Subordinated US Holders, as "general category income". Such distribution will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from US corporations. A Subordinated US Holder may be eligible to elect to claim a US foreign tax credit against its US federal income tax liability, subject to applicable limitations and holding period requirements, for any non-US tax withheld from any such distribution. A Subordinated US Holder that does not elect to claim a US foreign tax credit for non-US income tax withheld may instead claim a deduction for such withheld tax, but only for a taxable year in which the Subordinated US Holder elects to do so with respect to all non-US income taxes paid or accrued by such Subordinated US Holder in such taxable year. The rules relating to US foreign tax credits are very complex, and each Subordinated US Holder should consult its own tax advisor regarding the application of such rules.

        Dividends received by an individual (or certain other non-corporate US holders) from a "qualified foreign corporation" generally qualify for preferential rates of tax so long as (i) the distributing corporation is not a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year and (ii) certain holding period and other requirements are met. A non-US corporation generally will be considered to be a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that the US Treasury Department determines is satisfactory for purposes of this provision and that includes an exchange of information program. The Tax Treaty, as currently in effect, meets these requirements. We believe that we are currently eligible for the benefits of the Tax Treaty, but no assurance can be given that we will be so eligible at all times. In addition, as described below under "—Passive Foreign Investment Company Considerations", we believe that we were not in our taxable year ending in 2015, and we do not currently expect to become, a passive foreign investment company, but no assurance can be given that we will not be a passive foreign investment company in any year. The IRS may disagree with our conclusions regarding any of the foregoing. Moreover, it is not clear whether the existence of certain creditor remedies provided for under the terms of the Subordinated Debt Securities may adversely affect the holding period requirement for claiming the preferential rates of tax noted above. Therefore, no assurance can be given that a distribution on a Subordinated Debt Security held by a Subordinated US Holder will qualify for such preferential rates. If such preferential rates are applicable, special rules apply for purposes of determining the recipient's investment income (which may limit deductions for investment interest) and foreign income (which may affect the amount of US foreign tax credit). In addition, if a distribution received by an individual to which the preferential rates of tax noted above apply is an "extraordinary dividend" within the meaning of section 1059 of the Code, any loss recognized by such individual on a subsequent disposition of a Subordinated Debt Security will be treated as long-term capital loss to the extent of such "extraordinary dividend", irrespective of such Subordinated US Holder's holding period for such Subordinated Debt Security. Each Subordinated US Holder that is a non-corporate taxpayer should consult its own tax advisor regarding the possible applicability of these preferential rates of tax and the related restrictions and special rules.

  Redemption Premium on the Subordinated Debt Securities

        A Subordinated Debt Security will be considered to be issued with a "redemption premium" if the excess of the principal amount of the Subordinated Debt Security over its issue price is equal to or more than a de minimis amount ( 1/4 of 1 percent of the Subordinated Debt Security's principal amount multiplied by the number of complete years to its maturity). Any such redemption premium will be included in income as a dividend, to the extent of our current or accumulated earnings and profits, under principles similar to the principles applicable to original issue discount described above under "—Senior Debt Securities—Interest and Original Issue Discount". Under certain circumstances, our right to redeem a Subordinated Debt Security could give rise to redemption premium for this purpose. If we believe that such a right exists, we will so advise in the applicable prospectus supplement or term sheet.

  Sale, Exchange, Redemption, Write-off or Other Disposition of the Subordinated Debt Securities

        A Subordinated US Holder generally will recognize gain or loss for US federal income tax purposes upon the sale, exchange or other disposition of a Subordinated Debt Security (other than conversion into Ordinary Shares as described below under "—Conversion of the Subordinated Debt Securities into Ordinary Shares") in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such Subordinated US Holder's adjusted tax basis in such Subordinated Debt Security, except to the extent that any cash received in a redemption that is treated as a sale or exchange is attributable to any accrued but unpaid interest on the Subordinated Debt Security, which might be treated as a distribution paid with respect to our stock, with the consequences described above under "—Interest Payments on the Subordinated Debt

Securities". Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such Subordinated US Holder has held such Subordinated Debt Security for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate Subordinated US Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be from sources within the United States.

        A Write-off in full of a Subordinated Debt Security generally will be treated as a sale, exchange or other disposition of such Subordinated Debt Security. It is unclear how a partial Write-off of a Subordinated Debt Security should be treated for US federal income tax purposes, and each Subordinated US Holder should consult its own tax advisor regarding the US federal income tax consequences of a partial Write-off.

        Depending on the circumstances, a redemption of a Subordinated Debt Security may either be (i) a sale or exchange or (ii) a distribution paid with respect to our stock. In general, a redemption of a Subordinated Debt Security will be treated as a sale or exchange if it:

  •
  is "not essentially equivalent to a dividend" with respect to a Subordinated US Holder under section 302(b)(1) of the Code;

  •
  is a "substantially disproportionate" redemption with respect to a Subordinated US Holder under section 302(b)(2) of the Code;

  •
  results in a "complete redemption" of a Subordinated US Holder's interest in our stock under section 302(b)(3) of the Code; or

  •
  is a redemption of stock held by a non-corporate Subordinated US Holder, which results in our partial liquidation under section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a Subordinated US Holder must take into account not only Subordinated Debt Securities and other of our equity interests that the Subordinated US Holder actually owns, but also Subordinated Debt Securities and other of our equity interests that the Subordinated US Holder constructively owns within the meaning of section 318 of the Code. If a redemption does not meet at least one of these tests, it generally will be treated as a distribution paid with respect to our stock, with the consequences described above under "—Interest Payments on the Subordinated Debt Securities". Each Subordinated US Holder should consult its own tax advisor regarding the US federal income tax consequences of a redemption of a Subordinated Debt Security, including the treatment of adjusted tax basis where the redemption is treated as a distribution.

        A Subordinated US Holder that receives non-US currency from the sale, exchange or other disposition of a Subordinated Debt Security generally will realize an amount equal to the US dollar value of such non-US currency translated at the spot rate of exchange on the settlement date of such sale, exchange or other disposition if (i) such Subordinated US Holder is a cash basis or electing accrual basis taxpayer and the Subordinated Debt Security is treated as being "traded on an established securities market" or (ii) such settlement date is also the date of such sale, exchange or other disposition. Such Subordinated US Holder generally will have a basis in such non-US currency equal to the US dollar value of such non-US currency on the settlement date. Any gain or loss on a conversion or other disposition of such non-US currency by such Subordinated US Holder generally will be treated as ordinary income or loss from sources within the United States. Each Subordinated US Holder should consult its own tax advisor regarding the US federal income tax consequences of receiving non-US currency from the sale, exchange or other disposition of a Subordinated Debt Security in cases not described in the first sentence of this paragraph.

  Passive Foreign Investment Company Considerations

        In general, a corporation organized outside the United States will be treated as a passive foreign investment company ("PFIC") in any taxable year in which either (i) at least 75% of its gross income is "passive income" or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. We believe that we were not in our taxable year ending in 2015, and we do not currently expect to become, a PFIC for US federal income tax purposes. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, such as the value of our assets (including goodwill) and the amount and type of our income, there can be no assurance that we will not be a PFIC in any taxable year or that the IRS will agree with our conclusion regarding its PFIC status in any taxable year.

        If we are a PFIC in any taxable year, Subordinated US Holders could suffer adverse consequences, including the possible characterization of any gain from the sale, exchange or other disposition of a Subordinated Debt Security as ordinary income (rather than capital gain) and an interest charge on a portion of the resulting tax liability. Each Subordinated US Holder should consult its own tax advisor regarding the US federal income tax consequences if we are a PFIC during its holding period for the Subordinated Debt Securities.

  Conversion of the Subordinated Debt Securities into Ordinary Shares

        If a Subordinated Debt Security is Converted and a Subordinated US Holder receives solely Ordinary Shares, such Subordinated US Holder generally will not recognize any income, gain or loss upon such Conversion. A Subordinated US Holder's tax basis in Ordinary Shares received upon Conversion of a Subordinated Debt Security generally will be the same as such Subordinated US Holder's adjusted tax basis in such Subordinated Debt Security at the time of Conversion, and the holding period for Ordinary Shares so received generally will include the holding period of the Subordinated Debt Security Converted.

        Under certain circumstances, in connection with a Conversion, we may issue Ordinary Shares to the Holders' Nominee and those Ordinary Shares would be sold by the Holders' Nominee for the benefit of the applicable Subordinated US Holder. Such a sale should be treated for US federal income tax purposes as a sale of such Ordinary Shares by such Subordinated US Holder. See "—Sale, Exchange, Redemption, Write-off or Other Disposition of the Subordinated Debt Securities."

  Ordinary Shares

        The material US federal income tax considerations relating to the ownership and disposition of Ordinary Shares received in a Conversion would generally be the same as the material US federal income tax considerations relating to the ownership and disposition of Subordinated Debt Securities described herein.

  Alternative Classification of the Subordinated Debt Securities

        As noted above, it is possible that the Subordinated Debt Securities could be treated as indebtedness for US federal income tax purposes. If the Subordinated Debt Securities were so treated, the material US federal income tax considerations for Subordinated US Holders would generally be those described above under "—Senior Debt Securities", rather than those described under "—Subordinated Debt Securities". Furthermore, in some circumstances, the Subordinated Debt Securities may be treated as "contingent payment debt instruments", in which case a Subordinated US Holder might be required to accrue income on a Subordinated Debt Security in excess of stated interest and original issue discount, if any, and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of such Subordinated Debt Security. Moreover, it is unclear how a

Conversion of a Subordinated Debt Security should be treated for US federal income tax purposes, and each Subordinated US Holder should consult its own tax advisor regarding the US federal income tax consequences of a Conversion.

  Medicare Tax

        In addition to regular US federal income tax, certain Subordinated US Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their income arising from a distribution with respect to a Subordinated Debt Security and net gain from the sale, exchange, redemption or other disposition of a Subordinated Debt Security.

  Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and the proceeds of sales by, certain non-corporate Subordinated US Holders. A Subordinated US Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Subordinated US Holder's US federal income tax liability, provided the required information is timely furnished by such Subordinated US Holder to the IRS.

  Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A Subordinated US Holder that participates in any "reportable transaction" (as defined in the Treasury Regulations) must attach to its US federal income tax return a disclosure statement on IRS Form 8886. Each Subordinated US Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Subordinated Debt Securities or any amounts received with respect to the Subordinated Debt Securities.

  Disclosure Requirements for Specified Foreign Financial Assets

        Individual Subordinated US Holders (and certain US entities specified in US Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their US federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-US financial institution and may also include the Subordinated Debt Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of US federal income taxes may be extended, in the event of a failure to comply. Each Subordinated US Holder should consult its own tax advisor regarding the possible application of this filing requirement.

FATCA Withholding

        It is possible that, in order to comply with FATCA, we (or, if the Debt Securities or the Ordinary Shares are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Debt Securities or the Ordinary Shares, which information may be provided to the IRS, and (ii) to withhold US tax on some portion of payments made after December 31, 2018 with respect to the Debt Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Debt Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares, holders and beneficial owners of the Debt Securities, and the holders and beneficial owners of the Ordinary Shares issued upon any Conversion, will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Debt Securities, any Conversion and the Ordinary Shares remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Debt Securities, any Conversion and the Ordinary Shares.

Australian Taxation

        THE FOLLOWING IS A SUMMARY OF THE AUSTRALIAN WITHHOLDING TAX TREATMENT UNDER THE INCOME TAX ASSESSMENT ACTS OF 1936 AND 1997 OF AUSTRALIA (TOGETHER, "THE AUSTRALIAN TAX ACT") AND THE TAXATION ADMINISTRATION ACT 1953 OF AUSTRALIA AT THE DATE OF THIS PROSPECTUS OF PAYMENTS OF INTEREST BY WESTPAC ON THE DEBT SECURITIES AND CERTAIN OTHER MATTERS RELEVANT TO HOLDERS OF DEBT SECURITIES ("HOLDERS").

        THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND, IN PARTICULAR, DOES NOT DEAL WITH THE POSITION OF CERTAIN CLASSES OF HOLDERS (INCLUDING, WITHOUT LIMITATION, AUSTRALIAN RESIDENTS, NON-RESIDENTS THAT HOLD THE DEBT SECURITIES THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA, DEALERS IN SECURITIES, OR CUSTODIANS OR THIRD PARTIES THAT HOLD THE DEBT SECURITIES ON BEHALF OF ANY PERSON). NOR DOES IT DEAL WITH DEBT SECURITIES ISSUED BY WESTPAC FROM A BRANCH OUTSIDE AUSTRALIA, OR WITH DUAL CURRENCY/PARTLY PAID OR INDEXED DEBT SECURITIES. IF SUCH DEBT SECURITIES ARE ISSUED, THEIR AUSTRALIAN TAXATION TREATMENT WILL BE SUMMARISED IN THE RELEVANT FINAL TERMS, APPLICABLE PROSPECTUS SUPPLEMENT OR TERM SHEET.

        THE FOLLOWING SUMMARY IS A GENERAL GUIDE AND SHOULD BE TREATED WITH APPROPRIATE CAUTION. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS SHOULD BE AWARE THAT THE PARTICULAR TERMS OF ISSUE OF ANY SERIES OF DEBT SECURITIES MAY AFFECT THE TAX TREATMENT OF THAT AND OTHER SERIES OF DEBT SECURITIES. HOLDERS SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

  Australian interest withholding tax ("IWT")

        Generally, payments of principal and interest on the Debt Securities made by Westpac to a Holder that is not a resident of Australia for Australian tax purposes (a "Non-Resident") (other than one deriving the interest in carrying on business in Australia at or through a permanent establishment in Australia) will not be subject to Australian taxes or duties other than IWT at a rate of 10% of the amount of an interest payment. However, IWT will not be payable if an exemption applies.

        For IWT purposes, "interest" is defined to include amounts in the nature of, or paid in substitution for, interest and certain other amounts. Any premium or issue discount would be interest for these purposes.

        There are also specific rules that can apply to treat a portion of the purchase price of the Debt Securities as interest for IWT purposes when Debt Securities that are originally issued at a discount, or with a maturity premium, or which do not pay interest at least annually, are sold by a Non-Resident (other than one holding the Debt Securities as part of a business carried on by it at or through a permanent establishment in Australia) to:

  •
  a resident of Australia for Australian tax purposes (a "Resident") that does not acquire them in carrying on business at or through a permanent establishment in a country outside Australia; or

  •
  a Non-Resident that acquires them in carrying on business in Australia at or through a permanent establishment in Australia.

  Exemption from IWT under section 128F of the Australian Tax Act ("section 128F")

        Interest on the Debt Securities will be exempt from IWT if the requirements of section 128F are satisfied in relation to the Debt Securities.

        Westpac proposes to issue the Debt Securities in a manner which will satisfy the requirements of section 128F.

        The exemption from IWT available under section 128F is not intended to apply to related party loans. In particular, in order for that exemption to apply, Westpac must not have known or had reasonable grounds to suspect, at the time of their issue, that any of the Debt Securities, or an interest in the Debt Securities, were being or would later be acquired either directly or indirectly by an Offshore Associate of Westpac (other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Debt Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

        In addition, the exemption from IWT available under section 128F will not apply if, at the time of an interest payment in respect of the Debt Securities, Westpac knew or had reasonable grounds to suspect that the recipient of the payment was an Offshore Associate of Westpac (other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

        For these purposes, an Offshore Associate means an associate (as defined in section 128F) of Westpac that is either:

  •
  a Non-Resident that does not acquire the Debt Securities or an interest in the Debt Securities and does not receive all payments under them in carrying on business in Australia at or through a permanent establishment in Australia; or

  •
  a Resident that acquires the Debt Securities or an interest in the Debt Securities and receives payments under them in carrying on business at or through a permanent establishment in a country outside Australia.

Accordingly, if you are an Offshore Associate of Westpac, you should not acquire any of the Debt Securities.

  Payment of additional amounts because of a deduction or withholding in respect of IWT

        If Westpac is, at any time, compelled by law to deduct or withhold an amount in respect of IWT, then it must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the aggregate amounts received by the Holders after such deduction or withholding equal the amounts that would have been received by them had no such deduction or withholding been required.

        It is noted that Westpac will not be obliged to pay such additional amounts on account of IWT which is payable by reason of the Holder being an associate (as defined in section 128F) of Westpac.

  Withholding for failure to provide Tax File Number ("TFN") / Australian Business Number ("ABN")

        Westpac is required to deduct and withhold tax from payments of interest at a rate that is currently 49% for the 2016-17 income year (and, under current law, will be reduced to 47% following the 2016-17 income year) on the Debt Securities unless a TFN or, in certain circumstances, an ABN has been provided to Westpac by the Holder, or the Holder has supplied Westpac with proof of some other relevant exemption.

        Provided that the requirements of section 128F have been satisfied with respect to the Debt Securities, the TFN / ABN withholding rules will not apply to payments to Holders that are Non Residents and do not hold the Debt Securities in carrying on business in Australia at or through a permanent establishment in Australia.

        Westpac will not be obliged to pay additional amounts on account of taxes deducted or withheld on payments made in respect of Debt Securities presented for payment by a Holder that could lawfully avoid (but has not so avoided) such deduction or withholding by complying with any statutory requirements or making a declaration of non-residence or other claim or filing for exemption.

  Other Australian withholding taxes

  Non-resident withholding tax

        Under section 12-315 of Schedule 1 to the Taxation Administration Act 1953 of Australia ("TAA"), regulations may be made that require amounts to be withheld on account of tax liabilities of Non-Residents from certain payments that are made by an Australian entity to such Non-Residents.

        These rules do not currently apply to payments in relation to the Debt Securities. However, the possible application of any future regulations to payments received by Non-Residents in respect of the Debt Securities will need to be monitored.

  Supply withholding tax

        Payments in respect of the Debt Securities will be able to be made free and clear of the "supply withholding tax" imposed under section 12-190 of Schedule 1 to the TAA.

  Other Australian tax matters

  Gains on disposal of Debt Securities by Non-Residents

        Non-Residents that have never held their Debt Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian income tax on gains realized by them on the sale or redemption of the Debt Securities provided that such gains do not have an Australian source. A gain arising on the sale of Debt Securities by a Non Resident Holder to another Non Resident where the Debt Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source.

  Conversion of Debt Securities

        If a Conversion (including a partial Conversion) of the Subordinated Debt Securities occurs, the Australian tax consequences that may arise for holders are complex. Broadly, in certain circumstances, any gain or loss that may otherwise arise upon a Conversion of the Subordinated Debt Securities may be disregarded under the Australian Tax Act. There are also a range of tax consequences that may apply to holders of Ordinary Shares in acquiring, holding and disposing of Ordinary Shares. Holders should seek their own taxation advice in relation to the tax consequences if the Subordinated Debt Securities are converted into Ordinary Shares.

  Garnishee directions

        The Commissioner of Taxation for Australia may give a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the TAA or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any Holder) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.

  Goods and services tax ("GST")

        Neither the issue, nor the receipt, of the Debt Securities will give rise to a liability for GST in Australia on the basis that the supply of the Debt Securities will comprise either an "input taxed financial supply" or (in the case of a supply to a Non-Resident Holder outside Australia) a "GST-free supply". Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the Debt Securities, would give rise to any GST liability in Australia.

  Estate duties

        No Debt Securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.

  Stamp duties

        No ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any Debt Securities.

PLAN OF DISTRIBUTION

        We may sell the Debt Securities and Ordinary Shares from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

  •
  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

  •
  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1800.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the Debt Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2016; and

  •
  the information contained in Exhibit 1 to our report on Form 6-K dated November 8, 2016.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 20, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Subject to the matters set forth under the heading "Description of the Debt Securities—Description of the Senior Debt Securities—Events of Default" and "Description of the Debt Securities—Description of the Subordinated Debt Securities—Events of Default", those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2012	1.0388	1.0371	1.0806	0.9453
2013	0.9342	0.9885	1.0579	0.8901
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017(2)	0.7669	0.7640	0.7715	0.7545

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 4, 2016.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Debt Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Debt Securities and Ordinary Shares with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and Chartered Accountants Australia and New Zealand (NSW) Scheme adopted by Chartered Accountants Australia and New Zealand on October 8, 2014 and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme. For matters occurring on or prior to October 7, 2014, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2019 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

  •
  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

  •
  in relation to matters occurring on or prior to October 7, 2013, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty.

        In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation on the enforcement of foreign judgments are untested.

US$

Westpac Banking Corporation

(ABN 33 007 457 141)

US$                                % Notes due June     ,

US$                        Floating Rate Notes due June     ,

PROSPECTUS SUPPLEMENT
June     , 2017

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities